UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Venus Concept Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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VENUS CONCEPT INC.
235 Yorkland Blvd. Suite 900
Toronto, Ontario M2J 4Y8
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 16, 2020
To the Stockholders of Venus Concept Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Venus Concept Inc., a Delaware corporation (the “Company”), will be held on June 16, 2020, at 10:00 a.m. Eastern Daylight Time. This year’s Annual Meeting will be held entirely online to allow greater participation and improved communication, and provide cost savings for our stockholders and the Company. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/VERO2020 where you will be able to listen to the meeting live, submit questions and vote. The Annual Meeting will be held for the following purposes:
1.	To elect three directors to hold office until the 2023 annual meeting of stockholders or until their successors are elected and qualified;
2.
To approve the issuance of shares of 6,600,000 shares of common stock of the Company upon the conversion of the 660,000 shares of Series A Convertible Preferred Stock issued by the Company on March 19, 2020;

3.
To ratify the selection, by the audit committee of the Company’s board of directors, of MNP LLP, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned common stock of the Company at the close of business on April 20, 2020 (the “Record Date”) can vote at this meeting or any adjournments that take place.
The board of directors recommends that you vote:
FOR the election of the director nominees named in Proposal 1 of the Proxy Statement;
FOR the issuance of common stock upon conversion of the Series A Convertible Preferred Stock, as described in Proposal 2 of the Proxy Statement; and
FOR the ratification of the appointment of MNP LLP, as the independent registered public accounting firm, as described in Proposal 3 of the Proxy Statement.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2019, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN THE “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” SECTION IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.
By Order of the Board of Directors

Domenic Serafino
Chief Executive Officer
Toronto, Ontario
April 28, 2020

PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
JUNE 16, 2020
INFORMATION ABOUT THE PROXY PROCESS AND VOTING
We have sent you this Proxy Statement and the enclosed Proxy Card because the board of directors of Venus Concept Inc. (referred to herein as the “Company,” “Venus Concept,” “we,” “us” or “our”) is soliciting your proxy to vote at our 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, June 16, 2020, at 10:00 a.m. Eastern Daylight Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/VERO2020, where you will be able to listen to the meeting live, submit questions and vote online.
•	This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.
•	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.
In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We may retain outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.
Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019 (the “Form 10-K”), over the internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of April 20, 2020 (the “Record Date”) for the first time on or about April 29, 2020. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials, and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K is also available in the “About Us –Investor Relations” section of our website at http://ir.venusconcept.com.
The only outstanding voting securities of Venus Concept Inc. are shares of common stock, $0.0001 par value per share (the “common stock”), of which there were 32,194,285 shares outstanding as of the Record Date (excluding any treasury shares). The holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, are required to hold the Annual Meeting.
Why am I receiving these materials?
We have made this Proxy Statement and Proxy Card available to you on the internet or, upon your request, have delivered printed proxy materials to you, because the board of directors is soliciting your proxy to vote at the Annual Meeting, including any adjournments or postponements thereof. You are invited to attend the Annual Meeting online; however, you are not required to attend the Annual Meeting in order to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy over the telephone or on the internet.
This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting and accompanying Proxy Card were first made available for access by our stockholders on or about April 29, 2020 to all stockholders of record entitled to vote at the Annual Meeting.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 32,194,285 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Computershare Inc., then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting online, we urge you to fill out and return the Proxy Card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid Proxy Card from your broker or other agent.
What am I being asked to vote on?
You are being asked to vote on three proposals:
•	Proposal 1—the election of three Class III directors to hold office until our 2023 annual meeting of stockholders;
•	Proposal 2—the approval of issuance of 6,600,000 shares of common stock of the Company upon the conversion of the 660,000 shares of Series A Convertible Preferred Stock; and
•
Proposal 3—the ratification of the selection, by the audit committee of our board of directors, of MNP LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.
How do I attend the Virtual Annual Meeting?
This year’s Annual Meeting will be held entirely online to allow greater participation and improved communication and provide cost savings for our stockholders and the Company. Stockholders of record as of April 20, 2020 will be able to attend and participate in the Annual Meeting online by accessing www.virtualshareholdermeeting.com/VERO2020. To join the Annual Meeting, you will need to have your 16-digit control number which is included on your Notice of Internet Availability of Proxy Materials and your Proxy Card.
How do I vote?
•	For Proposal 1, you may either vote “For” all the nominees to the board of directors or you may “Withhold” your vote for any nominee you specify.
•	For Proposal 2, you may either vote “For” or “Against” or abstain from voting.
•	For Proposal 3, you may either vote “For” or “Against” or abstain from voting.
Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying Proxy Card, over the internet or by telephone. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.
•	To vote at the Annual Meeting, attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/VERO2020.
•
To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

•	To vote by proxy over the internet, follow the instructions provided on the Notice of Internet Availability.
•	To vote by telephone, you may vote by proxy by calling the toll free number found on the Notice of Internet Availability.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
Who counts the votes?
Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes (the “Inspector of Election”). If you are a stockholder of record, your executed Proxy Card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Broadridge on behalf of all its clients.
How are votes counted?
Votes will be counted by the Inspector of Election appointed for the Annual Meeting. The Inspector of election will separately count “For” and, with respect to Proposals 2 and 3, “Against” votes, abstentions and broker non-votes. With respect to Proposal 1—the election of directors, the Inspector of Election will count the number of “Withheld” votes received for each of the nominees. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” or “non-routine”?”
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.
Which ballot measures are considered “routine” or “non-routine?”
The election of directors (Proposal 1) and the approval of the issuance of shares of common stock (Proposal 2) are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1 and Proposal 2. The ratification of the appointment of MNP LLP as our independent registered public accounting firm (Proposal 3) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters without instructions.
How many votes are needed to approve the proposal?
With respect to Proposal 1, directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors and therefore, the three nominees receiving the highest number of “For” votes will be elected. With respect to the election of directors, you may vote “For” or “Withhold” authority to vote for each of the nominees for the Board. If you “Withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will have no effect on the election of the director nominees.
With respect to Proposal 2, the affirmative vote of the majority of votes cast (meaning the number of shares voted “For” the proposal must exceed the number of shares voted “Against” the proposal). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the outcome of this proposal.
With respect to Proposal 3, the affirmative vote of the majority of votes cast (meaning the number of shares voted “For” the proposal must exceed the number of shares voted “Against” the proposal). Abstentions are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal. This is a routine proposal and therefore we do not expect any broker non-votes.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.
What if I return a Proxy Card but do not make specific choices?
If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the three nominees for director, “For” the issuance of shares of common stock upon conversion of the Series A Preferred Stock and “For” the ratification of the appointment of MNP LLP as our independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of materials?
If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.

Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy with a later date.
•	You may send a written notice that you are revoking your proxy to our General Counsel and Corporate Secretary at 235 Yorkland Blvd., Suite 900, Toronto, Ontario M2J 4Y8.
•	You may attend the Annual Meeting online and vote by following the instructions at www.proxyvote.com. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.
When are stockholder proposals due for next year’s Annual Meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by February 16, 2021, to our General Counsel and Corporate Secretary at 235 Yorkland Blvd., Suite 900, Toronto, Ontario M2J 4Y8; provided that if the date of the annual meeting is more than 30 days from June 16, 2021, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. Pursuant to the bylaws, in order for a stockholder to present a proposal for next year’s annual meeting, other than proposals to be included in the proxy statement as described above, or to nominate a director, you must do so between February 16, 2021 and March 16, 2021; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after June 16, 2021, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. A copy of the full text of the provisions of the Venus Concept dealing with stockholder nominations and proposals will be made available to stockholders from Venus Concept’s Secretary upon written request.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person, or by remote communication, or represented by proxy at the Annual Meeting. On the Record Date, there were 32,194,285 shares outstanding and entitled to vote. Accordingly, 16,097,143 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.
Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the Annual Meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person, by remote communication or represented by proxy, may adjourn the Annual Meeting to another time or place.
How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.
Implications of being an “emerging growth company.”
We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of: (1) December 31, 2022, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year, or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Why do you discuss both Restoration Robotics, Inc. and Venus Concept Ltd. in this Proxy Statement?
On November 7, 2019, Restoration Robotics, Inc. (“Restoration Robotics”), completed a business combination (the “Merger”), with the privately held Israeli company, Venus Concept Ltd., in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of March 15, 2019, as amended (the “Merger Agreement”), by and among Venus Concept Ltd., Restoration Robotics and Radiant Merger Sub Ltd., a company organized under the laws of Israel and a direct, wholly-owned subsidiary of Restoration Robotics (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into Venus Concept Ltd., with Venus Concept Ltd. surviving as a wholly-owned subsidiary of Restoration Robotics. Following the completion of the Merger, we changed our name from “Restoration Robotics, Inc.” to “Venus Concept Inc.” and the business conducted by Venus Concept Ltd. became the primary business conducted by us. Our common stock ceased trading on The Nasdaq Global Market under ticker symbol “HAIR” and commenced trading on The Nasdaq Global Market under ticker symbol “VERO”.
Immediately following the Merger, we effected a 1-for-15 reverse stock split of our outstanding common stock. At the effective time of the Merger, each outstanding ordinary and preferred share of Venus Concept Ltd., nominal value of New Israeli Shekels 0.001 each, other than shares held by Venus Concept Ltd. as treasury stock or held by Restoration Robotics or the Merger Sub, were converted into the right to receive 8.6506 (the “Exchange Ratio”), validly issued, fully paid and non-assessable shares of our common stock, and each outstanding stock option and warrant was assumed by us and converted into and become an option or warrant (as applicable) exercisable for our common stock with the number and exercise price adjusted by the Exchange Ratio.
The executive officers of Restoration Robotics and each member of the board of directors of Restoration Robotics, other than Frederic Moll, M.D., resigned concurrent with the closing of the Merger. In addition, in December 2019, we dismissed the independent registered public accounting firm of Restoration Robotics, Grant Thornton LLP, and engaged MNP LLP, as the independent registered public accounting firm of the combined company. Deloitte LLP, Venus Concept Ltd.’s auditors, are no longer continuing as independent auditors of Venus Concept Ltd. and resigned effective December 9, 2019. Throughout this Proxy Statement, we discuss both the former executive officers and members of the board of directors of Restoration Robotics and the current executive officers and members of the Board of Venus Concept Inc., the combined company.
All references to “Venus Concept,” the “Company”, “we,” “us” or “our” in this Proxy Statement mean Venus Concept Inc., the combined company.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a staggered, three-year term. Unless the board of directors determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the board of directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.
In accordance with the Merger Agreement, on the closing date, immediately prior to the effective time of the Merger, each of Jeffrey Bird, M.D., Ph.D., Gil Kliman, M.D., Craig Taylor, Ryan Rhodes, Keith J. Sullivan and Shelley Thunen resigned from our board of directors and any respective committees of our board of directors on which they served. Such resignations were not the result of any disagreements with us relating to our operations, policies or practices. Dr. Moll did not resign and was elected by the stockholders of Restoration Robotics to serve for another term as a Class II director at the Restoration Robotics Annual Meeting held on October 4, 2019. Prior to their resignation, the prior members of the board of Restoration Robotics appointed, effective as of the effective time of the Merger, (i) Domenic Serafino, Juliet Tammenoms Bakker and Keith Sullivan, as our Class I directors whose current terms will expire at the annual meeting of stockholders to be held in 2021, (ii) Louise Lacchin and Anthony Natale, M.D., as our Class II whose current terms will expire at the annual meeting of stockholders to be held in 2022; and (iii) Scott Barry, Fritz LaPorte and Garheng Kong, M.D., whose current terms will expire at the Annual Meeting.
Effective February 14, 2020, Dr. Moll and Ms. Bakker resigned from our board of directors. Such resignations were not the result of any disagreements with us relating to our operations, policies or practices. The size of the board of directors was subsequently reduced by the board of directors from nine members to seven members.
As of the Annual Meeting, the board of directors consists of seven seated directors, divided into the three following classes:
•	Class I directors: Domenic Serafino and Keith Sullivan, whose current terms will expire at the annual meeting of stockholders to be held in 2021;
•	Class II directors: Louise Lacchin and Anthony Natale, M.D., whose current terms will expire at the annual meeting of stockholders to be held in 2022; and
•	Class III directors: Scott Barry, Fritz LaPorte and Garheng Kong, M.D., whose current terms will expire at the Annual Meeting.
At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.
Mr. Barry, Mr. LaPorte and Dr. Kong, have been nominated to serve as Class III directors and have each elected to stand for re-election. Each director to be elected will hold office from the date of their election by the stockholders until the third subsequent annual meeting of stockholders or until his successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.
In accordance with our Bylaws, directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected as Class III directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. Proxies cannot be voted for a greater number of persons than the three nominees named in this Proxy Statement. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee that we will propose. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following table sets forth, for the Class III nominees (who are currently standing for re-election) and for our other current directors who will continue in office after the Annual Meeting, information with respect to their ages as of April 20, 2020 and position/office held within the Company:
Name	Age	Position/Office Held With the Company	Director Since
Class 1 Directors whose terms expire at the 2021 Annual Meeting
Domenic Serafino	59	Chief Executive Officer and Director	2019
Keith Sullivan	62	Director	2018
Class II Directors whose terms expire at the 2022 Annual Meeting of Stockholders
Louise Lacchin(1)(2)	62	Director	2019
Anthony Natale, M.D.(1)(2)(3)	46	Director	2019
Class III Directors whose terms expire at the 2020 Annual Meeting of Stockholders
Scott Barry(3)	47	Chairman and Director	2019
Fritz LaPorte(1)(2)	50	Director	2019
Garheng Kong, M.D.(3)	44	Director	2019
(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.
Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the board of directors to conclude that they should serve as directors.
Nominees for Election to a Three-Year Term Expiring at the 2023 Annual Meeting of Stockholders
Scott Barry has served as a member of the Company’s board of directors and the chairman of the board of directors since November 2019 and as a director of Venus Concept Ltd. from June 2017 until November 2019. Mr. Barry joined EW Healthcare Partners in 2006 and has been a Managing Director of EW Healthcare Partners since 2012. Prior to joining EW Healthcare, Mr. Barry worked at Novartis Pharma AG where he most recently served as the Global Head of Pharma M&A and Collaborations. He was responsible for global acquisitions, equity investments and corporate partnerships across all therapeutic areas. Prior to joining Novartis, Mr. Barry was a director for Century Capital Associates LLC, a boutique healthcare investment bank and consulting firm, where he focused on mergers and acquisitions, strategic partnering and financing transactions. Previously, he held positions at KPMG LLP in their healthcare corporate finance and assurance services groups. Mr. Barry serves as a director of a number of EW Healthcare portfolio companies including Breg, Inc., Encore Dermatology, Inc., and Metabolon, Inc. He previously served on the boards of Orthovita Inc. (NASDAQ:VITA), which was acquired by Stryker Corporation, Victory Pharma, Inc., which was acquired by Shiongi, Inc., and Velcera, Inc., which was acquired by Perrigo Company plc. Mr. Barry has a Bachelor of Arts degree from Wesleyan University and a Master of Business Administration from New York University. Venus Concept believes that Mr. Barry is qualified to serve on Venus Concept’s board of directors based on his experience investing in healthcare companies and his service on boards in the healthcare and medical device industries.
Fritz LaPorte has served as a member of the Company’s board of directors since November 2019 and as a director of Venus Concept Ltd. from August 2015 until November 2019. Mr. LaPorte is a Partner at Dovere Advisory Group, LLC, which he co-founded in October 2014 to guide early stage operating growth companies primarily in the medical device and healthcare sectors, in creating and sustaining value while reducing risk in the process. Mr. LaPorte co-founded MAKO Surgical Corp., an orthopedic surgical robotic company, in November 2004 and served as its Senior Vice President, Chief Financial Officer and Treasurer to December 2013, which was acquired by Stryker Corporation (formerly NASDAQ:MAKO). Mr. LaPorte subsequently served as Vice President and Chief Financial Officer of Stryker Corporation – Stryker Mako Business Unit from December 2013 to June 2014 to assist in the integration of MAKO Surgical Corp. into Stryker Corporation. Since January 2018, he also serves on the board of directors and finance committee of Holy Cross Hospital in Fort Lauderdale, Florida and, since January 2020, serves as the vice chair of the board of directors, chair of the governance committee and member of the executive committee. Mr. LaPorte holds a Bachelors of Business Administration in Accounting from Florida Atlantic

University. Venus Concept believes Mr. LaPorte is qualified to serve on Venus Concept’s board of directors based on his extensive financial and operational experience, including his leadership, management and accounting experience in the medical device field.
Garheng Kong, M.D., Ph.D. has served as a member of the Company’s board of directors since November 2019 and as a director of Venus Concept Ltd. from June 2017 until November 2019. Dr. Kong has been the managing partner of HealthQuest Capital, a healthcare investment firm, since July 2013. He was the general partner at Sofinnova Ventures, a venture firm focused on healthcare, from September 2010 to December 2013. From 2000 to September 2010, he was at Intersouth Partners, a venture capital firm, most recently as a general partner, where he was a founding investor or board member for multiple healthcare companies, several of which were acquired by large healthcare companies. Dr. Kong also serves on the board of directors of Alimera Sciences, Inc. (NASDAQ:ALIM), a biopharmaceutical company, since October 2012, Laboratory Corporation of America Holdings (NYSE:LH), a healthcare company, since December 2013, and StrongBridge BioPharma Plc (NASDAQ:SBBP) since September 2015. Dr. Kong holds a B.S. from Stanford University and an M.D., Ph.D. and M.B.A. from Duke University. Venus Concept believes that Dr. Kong is qualified to serve on Venus Concept’s board of directors based on his experience investing in healthcare companies, his experience on board of directors in the medical industry, and his medical training.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
ELECTION OF EACH NAMED NOMINEE.
Directors Continuing in Office until the 2021 Annual Meeting of Stockholders
Domenic Serafino has served as the Company’s Chief Executive Officer and director since November 2019. Mr. Serafino served as Venus Concept Ltd.’s Chief Executive Officer from June 2010 until November 2019 and as chairman of its board of directors from May 2014 to November 2019. Before joining Venus Concept in late 2010, Mr. Serafino served as President of Syneron Medical Ltd. from 2001 to 2007, during which time Syneron completed its initial public offering in the United States. Prior to Syneron, from 1995 to 2001, he served as a partner and President and Chief Operating Officer of Sigmacon Group. Mr. Serafino also served on the board of directors of Titan Medical Inc. (NASDAQ:TMDI) from September 2018 to January 2020, and serves on the board of directors of Klox Technologies since September 2019, Esight Corp. since April 2019, FB Dermatology since October 2018 and Scientus Pharma Inc. since October 2013. Mr. Serafino is also a member of the board of directors of Venus Concept’s subsidiaries in Australia, Singapore, Hong Kong, Israel, Shanghai, where he is the chairman of the board, United Kingdom, Argentina, Mexico, where he is also the President, and South Africa, Canada, Italy, Japan, the United States and South Korea. He is also the Chief Executive Officer and President of Venus Concept’s subsidiary in France, the Legal Representative of the subsidiary in Shanghai, the Chairman and Chief Executive Officer of the subsidiary in Canada, the President and the Representative Director of the subsidiary in South Korea. Mr. Serafino earned a degree in Business Administration from Centennial College. Venus Concept believes Mr. Serafino is qualified to serve on its board of directors based on his extensive management experience in the medical aesthetic device industry and his role as the chief executive of Venus Concept Ltd.
Keith J. Sullivan has served as a member of our board of directors since July 2018 and as our Chief Commercial Officer from November 2018 until November 2019. Mr. Sullivan previously served as Chief Commercial Officer and President, North America of ZELTIQ Aesthetics, Inc., a medical technology company focused on developing and commercializing products utilizing its proprietary controlled-cooling technology platform under the Coolsculpting® brand, from January 2016 until the acquisition of ZELTIQ by Allergan, Inc. in April 2017. Mr. Sullivan previously served as Senior Vice President and Chief Commercial Officer of ZELTIQ from November 2014 until January 2016 and as Senior Vice President of Worldwide Sales and Marketing from July 2013 through October 2014. Mr. Sullivan, who has more than 30 years of senior sales leadership experience in the medical device industry, has previously held leadership positions with Medicis Pharmaceuticals, Reliant Technologies, Medtronic, Vision Quest Laser Center and Coherent Medical. Mr. Sullivan received a Bachelor of Business Administration from the College of William and Mary. Venus Concept believes Mr. Sullivan is qualified to serve on its board of directors based his experience in the aesthetic medical device industry.
Directors Continuing in Office until the 2022 Annual Meeting of Stockholders
Louise Lacchin has served as a member of our board of directors since November 2019 and as a director of Venus Concept Ltd. from August 2015 until November 2019. Prior to joining Venus Concept Ltd.’s board, Ms. Lacchin was a director and the treasurer and chair of the finance committee at Sheena’s Place from October 2011 to May 2015. From 1983 to 2010 Ms. Lacchin held various positions with Loblaw Companies Limited (TSX:L), and its parent, George Weston Limited (OTCMKTS:WNGRF), or Weston. Most recently, from 2007 to 2010, Ms. Lacchin was Executive Vice President of Finance at Weston with direct responsibility over Weston’s and Loblaw’s corporate treasury, tax, insurance and risk, pension and benefits and commodity risk management departments and Weston’s financial reporting, corporate development and other corporate office departments. Ms. Lacchin served as chair of Weston’s disclosure committee from 2008 to 2010. In 2006, Ms. Lacchin was named one of the TOP 100 Canada’s™ Most Powerful Women. Ms. Lacchin holds a B.A. in Economics and Accounting from Algoma University and an MBA in Accounting and Finance from McMaster University. Venus Concept believes that Ms. Lacchin is qualified to serve on it’s board of directors based on her extensive financial, accounting and executive management experience.
Anthony Natale, M.D. has served as a member of our board of directors since November 2019 and as a director of Venus Concept Ltd. from December 2014 until November 2019. Dr. Natale has served as a Managing Partner at Aperture Venture Partners, a healthcare venture capital firm, since 2010. From 2006 to 2010 and 2002 to 2006, respectively, Dr. Natale was a Partner at Prism Ventures and MDS Capital, where he made and managed healthcare venture investments. He has been a founder, director and/or lead investor of numerous venture-backed life sciences companies. Dr. Natale currently serves on the board of directors of Channel Medsystems, Cortica, and Neuros Medical. He previously has had board roles at multiple portfolio companies, including Xlumena, Spirox, Mako Surgical, Inspire Medical, Avedro, Otonomy and Entrigue Surgical. He holds a B.A. from the University of Virginia, an M.D. from the University of Florida and an M.B.A. from Yale University. Prior to transitioning into venture capital, Dr. Natale trained in General Surgery and Otolaryngology/Head and Neck Surgery at the University of Connecticut and Hartford Hospital. Venus Concept believes that Dr. Natale is qualified to serve on Venus Concept’s board of directors based on experience investing in healthcare companies, his experience on board of directors in the healthcare industry, and his medical training.

PROPOSAL NO. 2
APPROVAL OF ISSUANCE OF SHARES OF COMMON STOCK
At the Annual Meeting, Venus Concept stockholders will be asked to approve the issuance of shares of common stock upon the conversion of our Series A Convertible Preferred Stock as described below.
Pursuant to Nasdaq Listing Rule 5635(d), a company listed on Nasdaq is required to obtain stockholder approval prior to the issuance of common stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by a listed company of common stock (and/or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock outstanding before the issuance at a price below the “Minimum Price” as defined in the Nasdaq Listing Rules.
Background
Private Placement
As disclosed in our Current Report on Form 8-K filed with the SEC on March 18, 2020, on March 18, 2020, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors named therein (collectively, the “Investors”) pursuant to which the Company issued and sold to the Investors in a private placement pursuant to Rule 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of 2,300,000 shares of our common stock, par value $0.0001 per share (the “Common Stock”), and 660,000 shares of our Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), which is convertible into 6,600,000 shares of Common Stock (the “Conversion Shares”), and warrants (the “Warrants”) to purchase up to 6,675,000 shares of Common Stock with an exercise price of $3.50 per share (the “Private Placement”). Each unit consisting of one share of Common Stock and .75 Warrants was priced at $2.50 per unit and each unit consisting of one-tenth of one share of Series A Preferred Stock and .75 Warrants per each share of Common Stock issued upon conversion of the Series A Preferred Stock was priced at $2.50 per unit. The Warrants have a five-year term and are exercisable beginning 181 days after their issue date. The Series A Preferred Stock will automatically convert into shares of Common Stock upon receipt of stockholder approval. We intend to use the net proceeds from the private placement for general corporate purposes. The holders of the Series A Preferred Stock are EW Healthcare and HealthQuest Capital, existing stockholders of the Company.
Under the Securities Purchase Agreement, we are obligated to seek stockholder approval no later than July 29, 2020 of the issuance of the Conversion Shares and we are including Proposal 2 in the Proxy Statement to fulfill this obligation.
Certificate of Designation
On March 18, 2020, we filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”), with the Secretary of State of the State of Delaware, which designated up to 660,000 shares of Series A Preferred Stock.
Each one-tenth of one share of Series A Preferred Stock is automatically convertible into one share of Common Stock following receipt of stockholder approval of this Proposal No. 2. The initial conversion ratio is one share of Series A Preferred Stock for every ten shares of Common Stock. The initial conversion ratio is subject to standard adjustments for certain transactions affecting our securities (such as stock dividends, stock splits, and the like).
Shares of Series A Preferred Stock generally have no voting rights. However, for so long as any shares of Series A Preferred Stock are outstanding, the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock is required to: (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designation, (b) amend the Company’s amended and restated certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Preferred Stock, (c) increase the number of authorized shares of Series A Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing. Shares of Common Stock issued upon the conversion of shares of Series A Preferred Stock will be entitled to the same voting rights as the shares of Common Stock.
Upon any liquidation, dissolution or winding-up of our company, whether voluntary or involuntary that is not a Fundamental Transaction (as defined in the Certificate of Designation), the holders of Series A Preferred Stock are entitled to receive out of our assets the same amount they would have received on an as converted basis, disregarding any conversion limitations. Such amounts are paid on a pari passu basis with all holders of our Common Stock.

Reason for the Private Placement
We undertook the Private Placement in order to improve our liquidity position in the 2020 fiscal year. The board of directors determined that the Private Placement was in the best interests of the Company and our stockholders because the financing provided funding for our continuing operations and potential future growth. The Private Placement resulted in aggregate gross proceeds to the Company of approximately $22.25 million, of which approximately $16.5 million were generated from the sale of the Series A Preferred Stock, before deducting placement agent fees and other offering expenses. The warrants issued in connection with the Series A Preferred Stock, if exercised for cash, would be a potential source of an additional $17.33 million of cash.
While the private placement is potentially significantly dilutive, if we had not been able to complete the private placement or another similar transaction in the near term, we may not have had the funds necessary to continue as a going concern and to continue to execute on our business strategy.
Nasdaq Listing Rules
Because our Common Stock is traded on the Nasdaq Global Market, we are subject to the Nasdaq Listing Rules, including Rule 5635(d). Pursuant to Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities in connection with a transaction (or a series of related transactions) other than a public offering involving the sale, issuance or potential issuance of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance for less than the Minimum Price. “Minimum Price” means a price that is the lower of: (i) the Nasdaq official closing price immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq official closing price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement.
Effect of Issuance of Securities
The potential issuance of an aggregate of 6,660,000 shares of our Common Stock underlying the shares of Series A Preferred that are the subject of this Proposal 2 would result in an increase in the number of shares of Common Stock outstanding, and our stockholders will incur dilution of their percentage ownership to the extent that the shares of Series A Preferred Stock are converted as set forth in the Certificate of Designation.
Consequences if Stockholder Approval is Not Obtained
If we do not obtain approval of this Proposal 2 at the Annual Meeting, pursuant to the Securities Purchase Agreement, then the outstanding shares of Series A Preferred Stock will not be automatically converted into shares of Common Stock and upon the written request of holders of Series A Preferred Stock representing at least a majority of the amount of the outstanding Series A Preferred Stock, we are required to use our best efforts to call another meeting of stockholders within six months of the first meeting of stockholders that included this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS
PROPOSAL 2 TO APPROVE THE ISSUANCE OF COMMON STOCK UPON CONVERSION
OF THE SERIES A PREFERRED STOCK.

PROPOSAL NO. 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our board of directors has engaged MNP LLP (“MNP”), as our independent registered public accounting firm for the year ending December 31, 2020, and is seeking ratification of such selection by our stockholders at the Annual Meeting. MNP has audited our financial statements for the fiscal year ended December 31, 2019. Representatives of MNP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of MNP as our independent registered public accounting firm. However, the audit committee is submitting the selection of MNP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain MNP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
Principal Accountant Fees and Services
The following table provides information regarding the fees incurred to MNP LLP, the Company’s independent registered public accounting firm, and Grant Thornton LLP, Restoration Robotics’ independent public accounting firm, for the fiscal year ended December 31, 2019 and to Grant Thornton LLP for the fiscal year ended December 31, 2018.
On December 10, 2019, we engaged MNP LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, and dismissed Grant Thornton LLP as the independent registered public accounting firm of the Company. The Company’s decision to change its auditors was approved by the audit committee of the Company’s board of directors. Grant Thornton’s reports on Restoration Robotics’ consolidated financial statements for the fiscal years ended December 31, 2018, contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle
	Year Ended December 31,
	2018	2019
Audit Fees(1)	$552,664	$1,326,949
Tax Fees(2)	43,549	93,833
Audit-Related Fees	—	—
All Other Fees	—	—
Total Fees	$596,213	$1,420,782
(1)
Audit fees are fees billed related to the audit of our annual consolidated financial statements included in our annual report on Form 10-K; the review of our quarterly consolidated financial statements; comfort letters, consents and assistance with and review of documents filed with the SEC, including Restoration Robotics’ Registration Statement on Form S-4 filed in connection with the Merger. For the year ended December 31, 2019, amounts billed by Grant Thornton LLP account for $270,011 of Audit Fees, and amounts billed by MNP LLP account for $1,056,938 Audit Fees.

(2)	Tax Fees consist of fees billed for tax compliance, tax advice and tax planning services.
We furnished the foregoing disclosure to MNP LLP and Grant Thornton LLP.
Prior to the Merger, Deloitte LLP served as the independent registered public accounting firm for the audit of Venus Concept Ltd.’s financial statements for the year ended December 31, 2018. Deloitte LLP resigned as Venus Concept Ltd.’s independent auditors effective December 9, 2019.
Deloitte LLP invoiced the Company an aggregate of $3,795,529 CAD (approximately US$2,689,664) for its fees related to its audit of Venus Concept Ltd.’s years ended 2017 and 2018, as well as services related to various SEC filings, including Restoration Robotics Form S-4 filed with the SEC in connection with the Merger.
We furnished the foregoing disclosure to Deloitte LLP.

Pre-Approval Policies and Procedures
The audit committee or a delegate of the audit committee pre-approves, or provides pursuant to pre-approvals policies and procedures for the pre-approval of, all audit and non-audit services provided by the Company’s independent registered public accounting firm. This policy is set forth in the charter of the audit committee and is available at http://ir.venusconcept.com.
The Company’s audit committee approved all of the audit, audit-related, tax and other services provided by MNP for 2019 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, are periodically reviewed and approved by the audit committee.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Venus Concept Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our board of directors. The audit committee’s functions are more fully described in its charter, which is available on our website at http://ir.venusconcept.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2019.
The audit committee has discussed with MNP LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the audit committee discussed with MNP LLP their independence, and received from MNP LLP the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the audit committee discussed with MNP LLP, with and without management present, the scope and results of MNP LLP’s audit of such financial statements.
Based on these reviews and discussions, the audit committee has recommended to our board of directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC. The audit committee also has engaged MNP LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 and is seeking ratification of such selection by the stockholders.
Audit Committee
Louise Lacchin
Anthony Natale, M.D.
Fritz LaPorte

CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at http://ir.venusconcept.com. Any amendments to the code, or any waivers of its requirements, will be disclosed on our website.
Corporate Governance Guidelines
We believe in sound corporate governance practices and have adopted formal corporate governance guidelines to enhance our effectiveness. Our board of directors adopted these corporate governance guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The corporate governance guidelines are also intended to align the interests of directors and management with those of our stockholders. The corporate governance guidelines set forth the practices our board of directors follows with respect to board of directors and committee composition and selection, board of directors meetings, Chief Executive Officer performance evaluation and succession planning. A copy of our corporate governance guidelines is available on our website at http://ir.venusconcept.com.
Independence of the Board of Directors
As required under the Nasdaq Global Market (“Nasdaq”) rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by such board. The board of directors consults with the Company’s counsel to ensure that the board of directors’ determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.
Consistent with these considerations, our board of directors has determined that all of our directors, other than Domenic Serafino and Keith Sullivan, qualify as “independent” directors in accordance with the Nasdaq listing requirements. Mr. Serafino is not considered independent because he is an employee of the Company and Mr. Sullivan is not considered independent because he was an executive officer of Restoration Robotics prior to the Merger. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors considered information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.
As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our board of directors are comprised entirely of directors determined by the board of directors to be independent within the meaning of Nasdaq and SEC rules and regulations applicable to the members of such committees.
Leadership Structure of the Board
Our bylaws and corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of Chairman of the board of directors and Chief Executive Officer and to implement a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. Mr. Barry currently serves as the Chairman of our board of directors. In that role, Mr. Barry presides over the executive sessions of the board of directors and serves as a liaison between management and the board of directors.
Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process
Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.
Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements and pursuant to our Related Person Transaction Policy and Procedures, the audit committee is responsible for approving or disapproving relate person transactions. Our nominating and governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Board Committees
Audit Committee
Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:
•	appoints our independent registered public accounting firm;
•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;
•	determines the engagement of the independent registered public accounting firm;
•	reviews and approves the scope of the annual audit and the audit fee;
•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly consolidated financial statements;
•	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;
•
is responsible for reviewing our consolidated financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our critical accounting policies and estimates; and
•	reviews the audit committee charter and the committee’s performance at least annually.
Prior to the Merger, the members of the Restoration Robotics audit committee were Gil Kliman, M.D., Frederic Moll, M.D., and Shelley Thunen (Chair). During the 2019 fiscal year, the Restoration Robotics’ audit committee met four times. The current members of our audit committee are Louise Lacchin, Fritz LaPorte and Anthony Natale, M.D. Ms. Lacchin serves as the chair of the audit committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that Mr. LaPorte is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our board of directors has determined that each of Louise Lacchin, Fritz LaPorte and Anthony Natale, M.D. are independent under the applicable rules of the SEC and Nasdaq. Since the Merger, our audit committee has met one time during the 2019 fiscal year. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq rules. A copy of the audit committee charter is available to security holders on the Company’s website at http://ir.venusconcept.com.
Compensation Committee
Our compensation committee oversees policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and approves or recommends corporate goals and objectives relevant to compensation of our executive officers (other than our Chief Executive Officer), evaluates the performance of these officers in light of those goals and objectives and approves the compensation of these officers based on such evaluations. The compensation committee also reviews and approves or makes recommendations to our board of directors regarding the issuance of stock options and other awards under our stock plans to our executive officers (other than our Chief Executive Officer). The compensation committee reviews the performance of our Chief Executive Officer and makes recommendations to our board of directors with respect to his compensation and our board of directors retains the authority to make compensation decisions relative to our Chief Executive Officer. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter.
Prior to the Merger, the members of the Restoration Robotics compensation committee were Jeffrey Bird, M.D., Frederic Moll, M.D. (Chair), and Shelley Thunen. The Restoration Robotics compensation committee did not meet during the 2019 fiscal year. The current members of our compensation committee are Fritz LaPorte, Louise Lacchin and Anthony Natale, M.D. Mr. LaPorte serves as the chairman of the compensation committee. Each of the members of our compensation committee is independent under the applicable rules and regulations of Nasdaq, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is an “outside director” as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or Section 162(m). Since the Merger, our compensation committee did not meet during the 2019 fiscal year. The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq rules. A copy of the compensation committee charter is available to security holders on the Company’s website at http://ir.venusconcept.com.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of our board of directors. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our board of directors concerning governance matters.
Prior to the Merger, the members of the Restoration Robotics nominating and corporate governance committee were Craig Taylor and Gil Kliman, M.D. The Restoration Robotics nominating and corporate governance committee did not meet during the 2019 fiscal year. The current members of our nominating and corporate governance committee are Scott Barry, Garheng Kong, M.D. and Anthony Natale M.D. Dr. Kong serves as the chair of the nominating and corporate governance committee. Each of the members of our nominating and corporate governance committee is an independent director under the applicable rules and regulations of Nasdaq relating to nominating and corporate governance committee independence. Since the Merger, our nomination and governance committee did not meet during the 2019 fiscal year. The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq rules. A copy of the nominating and corporate governance committee charter is available to security holders on the Company’s website at http://ir.venusconcept.com.
The nominating and corporate governance committee will consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the board of directors at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our General Counsel and Corporate Secretary, at 235 Yorkland Blvd., Suite 900, Toronto, Ontario M2J 4Y8.
Board Diversity
Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including but not limited to the following:
•	personal and professional integrity;
•	ethics and values;
•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	experience in the industries in which we compete;
•	experience as a board member or executive officer of another publicly held company;
•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•	conflicts of interest; and
•	practical and mature business judgment.
Currently, our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.
Attendance at Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting
The Restoration Robotics board of directors met three times during 2019. During 2019, each Restoration Robotics board member, other than Dr. Moll, attended 75% or more of the aggregate number of meetings of the board of directors and of the committees on which they served. The Restoration Robotics independent directors met one time in regularly scheduled executive sessions during fiscal year 2019, at which only independent directors were present in compliance with applicable Nasdaq listing standards. All directors of Restoration Robotics were in attendance at the Restoration Robotics 2019 annual meeting of stockholders.
Since the Merger on November 7, 2019, our Board has met three times. During 2019, each of our board members, other than Dr. Moll, attended 75% or more of the aggregate number of meetings of the board of directors and of the committees on which they served since the Merger. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory.
Stockholder Communications with the Board of Directors
Should stockholders wish to communicate with the board of directors or any specified individual directors, such correspondence should be sent to the attention of the General Counsel and Corporate Secretary, at 235 Yorkland Blvd., Suite 900, Toronto, Ontario M2J 4Y8. The General Counsel and Corporate Secretary will forward the communication to the board of directors.

Employee, Officer and Director Hedging
The Company’s Insider Trading Policy prohibits hedging transactions involving the Company’s equity securities, including but not limited to zero-cost collars and forward sale contracts. This policy applies to all officers, directors, employees and certain consultants of the Company.
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2019, our compensation committee consisted of Fritz LaPorte, Louise Lacchin and Dr. Natale. None of the members of our compensation committee during 2019 nor any of the current members of the committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee.

TRANSACTIONS WITH RELATED PERSONS
Described below are all transactions occurring since January 1, 2018 to which Restoration Robotics was a party prior to the Merger and the Company, following the Merger, was a party and in which (i) the amounts involved exceeded or will exceed $120,000, and (ii) a director, executive officer, holder of more than 5% of our outstanding common stock, or any member of such person’s immediate family had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation,” and “Director Compensation” and the amounts for executive officer of the Company whose compensation was approved by the Company’s board of directors or the Compensation Committee of the board of directors. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions with unrelated third parties.
Sales and Purchases of Securities
On March 19, 2020, we issued and sold in a private placement to certain investors an aggregate of 2.3 million shares of common stock, 660,000 shares of Series A Convertible Preferred Stock, which are convertible into 6.6 million shares of common stock, and warrants to purchase up to 6,675,000 shares of common stock with an exercise price of $3.50 per share (the “2020 Private Placement”). The gross proceeds to the Company from the 2020 Private Placement were $22.25 million, before placement agent fees and other offering expenses. The holders of more than 5% of our outstanding common stock shown in the table below purchased securities in the 2020 Private Placement.
Name	Common Stock	Series A Convertible Preferred Stock	Warrant Shares	Aggregate Purchase Price
HealthQuest Capital Management Company LLC(1)	—	120,000	900,000	$3,000,000
EW Healthcare Partners, L.P. and related investment entities(2)	—	540,000	4,050,000	$13,500,000
SEDCO	2,260,000	—	1,695,000	$5,650,000
(1)	Dr. Kong, a member of the Company’s Board, is affiliated with HealthQuest Capital Management Company LLC (“HealthQuest”).
(2)	Mr. Barry, a member of the Company’s Board, is affiliated with the EW Healthcare Partners, L.P. and related investment entities (“EW Entities”).
On November 7, 2019, we issued and sold in a private placement to certain investors an aggregate of approximately 7.5 million shares of our common stock and warrants to purchase up to an aggregate of approximately 3.7 million shares of our common stock at an exercise price of $6.00 per share (the “2019 Private Placement”). The gross proceeds to the Company from the 2019 Private Placement were approximately $28.1 million, before placement agent fees and other offering expenses. The holders of more than 5% of our outstanding common stock and certain Company executive officers shown in the table below purchased securities in the 2019 Private Placement.
Name	Common Stock	Warrant Shares	Aggregate Purchase Price
HealthQuest Capital Management Company LLC(1)	1,333,333	666,666.5	$4,999,999
EW Entities(2)	1,555,259	748,674	$5,615,055
SEDCO	4,266,665	2,133,332.50	$15,999,994
Soeren Maor Sinay(3)	66,659	33,329.50	$249,971
Domenic Della Penna(4)	26,663	13,331.50	$99,986
William Kelley(5)	13,333	6,666.50	$49,999
Boris Vaynberg(6)	5,333	2,666.50	$19,999
Melissa Kang(7)	9,333	4,666.50	$34,999
(1)	Dr. Kong, a member of the Company’s Board, is affiliated with HealthQuest Capital.
(2)	Mr. Barry, a member of the Company’s Board, is affiliated with the EW Entities.
(3)	Mr. Sinay is the Company’s Chief Operating Officer.
(4)	Mr. Della Penna is the Company’s Chief Financial Officer.

(5)	Mr. Kelley was the Company’s President, Global Sales.
(6)	Mr. Vaynberg is the Company’s Chief Technology Officer.
(7)	Ms. Kang is the Company’s Vice President of Global Marketing.
Convertible Promissory Notes
On June 25, 2019, Venus Concept Ltd. entered into a note purchase agreement pursuant to which Venus Concept Ltd. issued an aggregate of $7.8 million of unsecured senior subordinated convertible promissory notes to certain related parties. On August 14, 2019, Venus Concept Ltd. issued an additional $250,000 of Venus Concept Ltd. convertible notes to one additional related party and Venus Concept Ltd. issued $6.95 million of Venus Concept Ltd. convertible notes to certain related parties. On August 21, 2019, Venus Concept Ltd. issued an additional $14.05 million of convertible notes to certain related parties. The Venus Concept Ltd. Convertible Notes were convertible immediately after the closing of the Merger into shares of our common stock.
The following table summarizes the purchase on June 25, August 14, and August 21, 2019 of Venus Concept Ltd. convertible notes by executive officers and directors of Restoration Robotics and executive officers and directors of the Company following the Merger and holders of more than 5% of our common stock:
Name	Convertible Note Aggregate Principal Amount
Aperture Venture Partners and related investment entities	$749,999
HealthQuest Partners II, L.P.	$7,500,000
Longitude Venture Partners II, L.P.	$1,300,000
EW Entities	$14,999,999
Frederic Moll, M.D.	$1,000,000
On February 28, 2019, Restoration Robotics issued and sold $5.0 million aggregate principal amount of unsecured subordinated convertible promissory notes pursuant to a note purchase agreement to Frederic Moll, M.D., a director of Restoration Robotics and one of our former directors, and Interwest Partners IX, LP, one of Restoration Robotics stockholders affiliated with Gil Kliman, M.D., one of Restoration Robotics directors. The note purchase agreement was amended on August 20, 2019 to adjust the conversion price to $6.996 per share and to provide for automatic conversion of the convertible promissory notes upon consummation of the Merger.
Registration Rights Agreements
On November 7, 2019 in connection with the 2019 Private Placement, the Company, HealthQuest, Aperture Venture Partners and its related investment entities (“Aperture Entities”), the EW Entities, SEDCO, and certain executives of the Company entered into a Registration Rights Agreement. The registration rights agreement provides, among other things, that certain holders of the Company’s capital stock have certain rights relating to the registration of shares of such capital stock.
On November 7, 2019 in connection with the Convertible Notes Private Placement, the Company, HealthQuest, the Aperture Entities, the EW Entities, Longitude Capital Management, and Fred Moll, M.D. entered into a Registration Rights Agreement. The Registration Rights Agreement provides, among other things, that certain holders of the Company’s capital stock have certain rights relating to the registration of shares of such capital stock.
On March 18, 2020, in connection with the 2020 Private Placement, the Company, HealthQuest, the EW Entities, and SEDCO entered into a Registration Rights Agreement. The registration rights agreement provides, among other things, that certain holders of the Company’s capital stock have certain rights relating to the registration of shares of such capital stock.

Transactions with Our Chief Operating Officer
Søren Maor Sinay has been our Chief Operating Officer since the Merger and Venus Concept Ltd.’s Chief Operating Officer since September 2017. Mr. Sinay and our subsidiaries have entered into the following transactions:
Services Agreement
In 2016, Ipsum Management (S) Pte. Ltd., or Ipsum, began providing marketing and sales support services to Venus Concept’s subsidiary in Singapore. Mr. Sinay is the sole shareholder of Ipsum. For the year ended December 31, 2019, the fees charged by Ipsum were $35,000. For the year ended December 31, 2018, the fees charged by Ipsum were $44,000.
Non-Interest Demand Loan to PT Neoasia Medical
On July 1, 2016, Mr. Sinay transferred 100% of his shares in Inphronics Limited to Venus Concept USA Inc., making it an indirect wholly owned subsidiary of Venus Concept Ltd. At such time, an unsecured non-interest-bearing working capital loan to PT Neoasia Medical, a subsidiary of Inphronics Limited, that was previously provided by Mr. Sinay was outstanding. As of December 31, 2019 and December 31, 2018, the outstanding amount of the loan was Indonesian rupiah (“IDR”) 6.9 billion, which is equivalent to $498,000 and $477,000 respectively.
Distribution Agreements
On January 1, 2018, Venus Concept Ltd. entered into a distribution agreement with Technicalbiomed Co., Ltd, or TBC, pursuant to which TBC distributes our products in Thailand. Mr. Sinay is a 30% shareholder of TBC. For the years ended December 31, 2019 and 2018, TBC purchased products in the amount of $378,000 and $330,000, respectively, under this distribution agreement.
Declaration and Distribution of Dividends from Venus Concept Singapore Pte. Ltd.
On March 5, 2020, the Company’s Board of Directors approved declaration and distribution of dividends from Venus Concept Singapore Pte. Ltd in the amount of 400,000 Singapore dollars (“SDG”), which is equivalent to $289,000 USD. Mr. Sinay is an existing shareholder of Venus Concept Singapore Pte. Ltd. and therefore was entitled to receive a dividend distribution equal to forty five percent (45%) of the total distribution, or $130,000.
Intellectual Property Transfer Agreement
In August 2013, Venus Concept Ltd. entered into a license agreement for the rights to an invention for fractional radio frequency treatment of the skin with the developers of the technology. Pursuant to the license agreement, the developers, amongst which is Boris Vaynberg, our Chief Technology Officer, granted to Venus Concept Ltd. an exclusive worldwide, perpetual, irrevocable license to develop and commercialize their inventions and any product into which it is integrated. As consideration for such license, Venus Concept Ltd. agreed to pay the developers 7.0% of the gross income received by us from sales of the Venus Viva system and the related consumables and $1.50 per Venus Versa system, up to an aggregate amount of $3,000. For the years ended December 31, 2019 and 2018, the Company paid approximately $806,000 and $382,000 respectively, in royalties and reported the amounts under research and development expenses in the consolidated financial statements.
Family Relationships
Certain of Mr. Serafino’s family members receive compensation as employees of the Company, which compensation is not included in the following tables, as their employment is independent of Mr. Serafino’s position with the Company. Mr. Serafino’s spouse and daughter are employed as salaried employees, and are not executive officers of the Company and each have aggregate annual compensation that does not exceed $120,000.
Mr. Serafino’s son-in-law, Luciano Lombardi, is employed by the Company as Territory Manager, Sales. His employment as a salaried employee, and not an executive officer, is independent of Mr. Serafino’s position with the Company. During 2019, Mr. Lombardi received base salary equal to approximately $63,000 CAD, commission equal to approximately $61,000 CAD and an auto allowance equal to approximately $7,000 CAD. Additionally, Mr. Lombardi participates in the Company’s Registered Retirement Savings Plan (Canada) program, and each of Mr. Lombardi and Mr. Serafino’s other family members participate in the Company’s employee benefits plan.

The equity holdings of these family members are reflected on the table included in the section titled “Security Ownership of Certain Beneficial Owners and Management” in this Proxy Statement.
Director and Executive Officer Compensation
See “Executive Compensation” and “Director Compensation” for information regarding compensation of directors and executive officers.
Employment Agreements
We have employment agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation–Narrative to 2019 Summary Compensation Table and Additional Narrative.”
Indemnification Agreements and Directors’ and Officers’ Liability Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to, among other things, indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.
Policies and Procedures for Related Party Transactions
Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including without limitation purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including but not limited to whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.

DIRECTOR COMPENSATION
For each of the directors who became directors of the Company upon completion of the Merger, the Company maintained for the balance of 2019 the compensation arrangement that was previously established for the members of the board of directors of Venus Concept Ltd. Similarly, for each of the directors who were directors of the Company prior to the Merger and who continued to serve as directors after the Merger, the Company maintained the compensation arrangements that were previously established for members of the board of directors of Restoration Robotics, Inc. The following outlines the compensation paid to the directors of the Company for the full fiscal year ended December 31, 2019.
Pre-Merger Board of Directors
Effective as of Restoration Robotics’ initial public offering in late 2017, pursuant to its pre-Merger non-employee director policy (the “Previous Director Policy”), each non-employee director received an annual retainer of $35,000 and a non-employee director serving as Chairman of the board of directors received an additional annual retainer of $30,000. Non-employee directors who served on one or more committees were eligible to receive the following annual committee fees:
Committee	Chair	Other Member
Audit committee	$15,000	$7,500
Compensation committee	12,500	6,250
Nominating and corporate governance committee	7,500	3,750
Under the Previous Director Policy, each non-employee director who was elected or appointed to our board of directors was automatically granted an option to purchase 27,417 shares of our common stock upon the director’s initial appointment or election to our board of directors, referred to as the Initial Grant. In addition, each non-employee director who was serving on our board of directors immediately following an annual stockholder’s meeting was automatically granted an annual option to purchase 13,708 shares of our common stock on the date of such annual stockholder’s meeting, referred to as the Annual Grant. The Initial Grants vested as to 1/36th of the shares subject to the Initial Grant each month following the applicable grant date, subject to continued service through each applicable vesting date. The Annual Grants vested as to all of the shares subject to the Annual Grant on the earlier of the first anniversary of the applicable grant date or the next annual stockholders’ meeting, subject to continued service through the vesting date. All equity awards, including any Initial Grants and Annual Grants, held by our pre-Merger non-employee directors vested in full immediately prior to the Merger.
Dr. Bird, Dr. Kliman and Mr. Taylor, each of whom were non-employee directors affiliated with a venture fund and Dr. Moll, elected to forfeit their right to receive to any cash compensation and Annual Grant of options under the Previous Director Policy for fiscal year 2019.
In July 2018, Mr. Sullivan commenced service with the Board, and in November 2018 he joined Restoration Robotics’ as its Chief Commercial Officer. At that time, Mr. Sullivan ceased earning compensation for his services as a director and only received compensation for his services as our Chief Commercial Officer. Beyond the restricted stock and retention awards described below, he did not receive any other cash compensation, bonus or perquisite for his service as Chief Commercial Officer in 2019.
In February 2019, in connection with his services as Chief Commercial Officer related to the Merger, Mr. Sullivan was awarded of 500,000 restricted stock units in connection with the Merger. Such restricted stock units were subject to continued service through immediately prior to the Merger and vested in full immediately prior to the effective time of the Merger. In addition, and also in connection with the Merger, he was granted certain cash-based retention award. The award terms provided that he would be entitled to a cash award upon the successful completion of the Merger and he must not have given the Company cause to terminate his consulting agreement. Under this award, Mr. Sullivan was awarded a retention award equal to $90,000, which he received on the closing of the Merger.

The following table sets forth information concerning the compensation earned, during the year ended December 31, 2019, by the non-employee directors of the Company who were directors of the Company prior to the Merger and includes Dr. Moll and Mr. Sullivan who continued to serve as directors after the Merger. The tables below do not include the compensation and equity holdings for Mr. Rhodes, who served as the President and Chief Executive Officer of the Company prior to the Merger, which compensation and holdings are reflected in the Summary Compensation Table and Outstanding Equity Awards at 2019 Fiscal Year-End Table below. Mr. Rhodes did not receive any compensation for his service on the board of directors of the Company:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All other compensation ($)	Total ($)
Frederic Moll, M.D.	—	—	—	—	—
Jeffrey Bird, M.D., Ph.D.	—	—	—	—	—
Gil Kliman, M.D.	—	—	—	—	—
Keith J. Sullivan(2)	35,000	103,665(3)	—	90,000(4)	228,665
Craig Taylor	—	—	—	—	—
Shelley Thunen	56,250	—	—	—	56,250
(1)
Amounts shown represent the grant date fair value of stock awards and options granted as calculated in accordance with ASC Topic 718, Stock-based compensation. See note 14 of the audited consolidated financial statements included in the Form 10-K for the assumptions used in calculating these amounts. As of December 31, 2019, these non-employee directors held options to purchase the aggregate number of shares of our common stock set forth in the table below.

Name	Shares Subject to Outstanding Options	Shares Subject to Outstanding Stock Awards
Frederic Moll, M.D.	913	—
Jeffrey Bird, M.D., Ph.D.	913	—
Gil Kliman, M.D.	913	—
Keith J. Sullivan	1,827	—
Craig Taylor	913	—
Shelley Thunen	4,863	—
(2)
In July 2018, Mr. Sullivan commenced services with the Board, and in November 2018 he joined Restoration Robotics as its Chief Commercial Officer. In 2019 beyond the restricted stock and retention awards described below, he did not receive any other cash compensation, bonus or perquisite for his service as our Chief Commercial Officer.

(3)
Amounts included for Mr. Sullivan represent the 500,000 restricted stock units granted to Mr. Sullivan received for his services as the Chief Commercial Officer in connection with the Merger which became fully vested on closing of the Merger.

(4)
Amounts included for Mr. Sullivan represent a retention award equal to $90,000, which Mr. Sullivan received for his services as Chief Commercial Officer in connection with the Merger on the closing of the Merger.

Post-Merger Board of Directors
Each non-employee director of Venus Concept Ltd. received an annual cash retainer of $35,000, which was paid in quarterly installments. Upon each non-employee director’s initial appointment or election to Venus Concept Ltd.’s board of directors, each individual was automatically granted an option award to purchase ordinary shares of Venus Concept Ltd. In addition, each non-employee director who is serving on the Company’s board of directors may from time to time be granted additional options to purchase ordinary shares as determined by the board of directors based upon individual contributions and overall performance. These options typically vest over a four-year period following the applicable grant date, subject to continued service through each applicable vesting date. These awards typically vest either in equal quarterly installments or with a one-year cliff vesting followed by vesting of equal monthly tranches thereafter. Any unvested equity awards that are held by non-employee directors would not automatically vest immediately prior to the occurrence of a change in control.

The following table sets forth information concerning the compensation earned, during the year ended December 31, 2019, by the non-employee directors of Venus Concept Ltd., pre-Merger, each of whom continued to serve as directors of the Company post-Merger. The tables below do not include the compensation and equity holdings for Mr. Serafino, who serves as the Chief Executive Officer of the Company, which compensation and holdings are reflected in the Summary Compensation Table and Outstanding Equity Awards at 2019 Fiscal Year-End Table below. Mr. Serafino does not receive any compensation for his service on the board of directors of the Company.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All other compensation ($)	Total ($)
Fritz LaPorte	35,000	—	65,400	—	100,400
Juliet Tammenoms Bakker	26,250	—	—	—	26,250
Louise Lacchin	35,000	—	16,350	—	51,350
Tony Natale	35,000	—	—	—	35,000
Scott Barry	35,000	—	—	—	35,000
Garheng Kong	35,000	—	—	—	35,000
(1)
Amounts shown represent the grant date fair value of stock awards and options granted as calculated in accordance with ASC Topic 718, Stock-based compensation. See note 14 of the audited consolidated financial statements included in the Form 10-K for the assumptions used in calculating these amounts. As of December 31, 2019, these non-employee directors held options to purchase the aggregate number of shares of our common stock set forth in the table below.

Name	Shares Subject to Outstanding Options	Shares Subject to Outstanding Stock Awards
Fritz LaPorte	40,369	—
Juliet Tammenoms Bakker	25,951	—
Louise Lacchin	31,718	—
Tony Natale	25,951	—
Scott Barry	17,301	—
Garheng Kong	17,301	—
Effective as of April 1, 2020, pursuant to its current non-employee director policy (the “Director Policy”), each non-employee director receives an annual retainer of $45,000 and a non-employee director serving as Chairman of the board of directors receives an additional annual retainer of $30,000. Non-employee directors who served on one or more committees were eligible to receive the following annual committee fees:
Committee	Chair	Other Member
Audit committee	$25,000	$10,000
Compensation committee	20,000	10,000
Nominating and corporate governance committee	15,000	5,000
Effective April 1, 2020, the Compensation Committee of the Company adopted a policy whereby non-employee directors affiliated with a venture fund or an investment fund may elect to forfeit their right to receive any cash compensation and grants of options.

EXECUTIVE OFFICERS
The following is biographical information for our executive officers, including their ages as of April 20, 2020.
Name	Age	Position(s)
Executive Officers
Domenic Serafino	59	Chief Executive Officer and Director
Domenic Della Penna	58	Chief Financial Officer
Domenic Di Sisto	46	General Counsel and Corporate Secretary
Anna Georgiadis	49	Vice President, Global Human Resources
Yoni Iger	60	Vice President, Clinical and Regulatory Affairs, Quality Assurance
Melissa Kang	53	Vice President, Global Marketing
Søren Maor Sinay	49	Chief Operating Officer
Boris Vaynberg	53	Chief Technology Officer
Chad Zaring	45	Chief Commercial Officer
Executive Officers
Domenic Serafino has served as the Company’s Chief Executive Officer and director since November 2019. Mr. Serafino served as Venus Concept Ltd.’s Chief Executive Officer from June 2010 until November 2019 and as chairman of its board of directors from May 2014 to November 2019. Before joining Venus Concept in late 2010, Mr. Serafino served as President of Syneron Medical Ltd. from 2001 to 2007, during which time Syneron completed its initial public offering in the United States. Prior to Syneron, from 1995 to 2001, he served as a partner and President and Chief Operating Officer of Sigmacon Group. Mr. Serafino also serves on the board of directors of Titan Medical Inc. (NASDAQ:TMDI) from September 2018 to January 2020, Klox Technologies since September 2019, Esight Corp. since April 2019, FB Dermatology since October 2018 and Scientus Pharma Inc. since October 2013. Mr. Serafino is also a member of the board of directors of Venus Concept’s subsidiaries in Australia, Singapore, Hong Kong, Israel, Shanghai, where he is the chairman of the board, United Kingdom, Argentina, Mexico, where he is also the President, South Africa, Canada, Italy, Japan, the United States and South Korea. He is also the Chief Executive Officer and President of Venus Concept’s subsidiary in France, the Legal Representative of the subsidiary in Shanghai, the Chairman and Chief Executive Officer of the subsidiary in Canada, the President and the Representative Director of the subsidiary in South Korea. Mr. Serafino earned a degree in Business Administration from Centennial College. Venus Concept believes Mr. Serafino is qualified to serve on its board of directors based on his extensive management experience in the medical aesthetic device industry and his role as the chief executive of Venus Concept.
Domenic Della Penna has served as our Chief Financial Officer since November 2019 and served in the same role at Venus Concept Ltd. from September 2017 to November 2019. Prior to joining Venus Concept, Mr. Della Penna served as Chief Financial Officer of Intellipharmaceutic International Inc. (Nasdaq: IPCI; and TSX:IPCI), or IPCI, from November 2014 to September 2017 and as Chief Financial Officer of Teva Canada Ltd., a subsidiary of Teva Pharmaceuticals Industries Ltd (NYSE:TEVA), from December 2010 to September 2014. Mr. Della Penna is a C.A., CPA and holds a BBA and MBA from the Schulich School of Business at York University (Toronto).
In June 2017, Mr. Della Penna was named a defendant in his capacity as a former executive officer of IPCI, together with other named executives and directors thereof, in a consolidated class action filed in the Southern District of New York, under the caption Shanawaz v. Intellipharmaceutics Int’l Inc., et al., No. 1:17-cv-05761. The complaint alleges that the defendants violated sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder, by making allegedly false and misleading statement or failing to disclose certain information regarding IPCI’s new drug application for Oxycodone ER abuse-deterrent oxycodone hydrochloride extended release tablets. The complaint seeks, among other remedies, unspecified damages, attorneys’ fees and other costs, equitable and/or injunctive relief, and such other relief as the court may find just and proper. On March 30, 2018, IPCI and the other defendants filed a motion to dismiss the amended complaint for failure to state a valid claim. The defendants’ motion to dismiss was granted in part, and denied in part, in an order dated December 17, 2018. The defendants filed an answer to the amended complaint on January 7, 2019. In an order entered at the parties’ request on May 9, 2019, the Court stayed proceedings in the action to permit the parties time to participate in a private mediation. The parties participated in mediation on August 1, 2019 and reached an initial agreement in principle on terms that would permit a settlement of the action. On November 4, 2019, the parties entered into a definitive stipulation of settlement, subject to the approval of the Court. Plaintiffs filed a motion for preliminary approval of the proposed settlement on November 9, 2019. The Court has not yet acted on that motion.
Domenic DiSisto has served as our General Counsel and Corporate Secretary since November 2019 and served in the same role at Venus Concept Ltd. from September 2017 until November 2019. Prior to joining Venus Concept, Mr. DiSisto served as Associate General Counsel of Chemtrade Logistics Income Fund (TSE:CHE.UN) from September 2014 until September 2017 and as Associate General Counsel of Aastra Technologies Ltd. (TSE:AAH) from June 2009 through April 2014. Mr. Di Sisto is a member of the Law Society of Upper Canada and earned a Bachelor of Laws Degree from Queen’s University, a Master of Arts (Financial Economics) and Bachelor of Commerce both from the University of Toronto.
Anna Georgiadis has served as our Vice President of Global Human Resources since November 2019 and served in the same role at Venus Concept Ltd. from September 2018 until November 2019. Prior to joining Venus Concept, Ms. Georgiadis served as Senior Director of Telecom and Sales Enablement at Loblaw Companies Limited (OTCMKTS:LBLCF) where her responsibilities included human resources, training, internal communications, sales, enablement and P&L responsibilities in various business units, from January 2008 to September 2018. Ms. Georgiadis earned a B.A. from the University of Toronto and holds a Certificate in HR Management from the Human Resources Professionals Association.
Yoni Iger has served as the Company’s Vice President of Clinical and Regulatory Affairs, Quality Assurance since November 2019 and served in the same role at Venus Concept Ltd. from June 2017 until November 2019. Prior to joining Venus Concept, Mr. Iger served as Vice President, Clinical and Regulatory Affairs at Tyto Care Ltd. from 2015 to 2016, Director of Clinical Affairs at Lumenis Ltd. (NASDAQ:LMNS), a medical equipment and laser devices manufacturer, from 2010 to 2014 and as Vice President of Clinical and Regulatory Affairs at Syneron Medical Ltd. (NASDAQ:ELOS), a company that develops and markets devices for cosmetic surgery procedures, from 2006 to 2010. Mr. Iger has over 25 years of executive experience in leading medical device companies. He earned a Ph.D. and MSc in Cellular Biology and a BSc in Agriculture from the Hebrew University of Jerusalem.
Melissa Kang has served as our Vice President of Global Marketing and Product Management since November 2019 and served in the same role at Venus Concept Ltd. from May 2019 until November 2019. Ms. Kang also served as Venus Concept Ltd.’s Vice President of Global Marketing from October 2016 to May 2019. Prior to being promoted to Vice President of Global Marketing, Ms. Kang served as Venus Concept Ltd.’s Director of PEM Program from January 2016 to September 2016. Before joining Venus Concept, she served in multiple roles at PLC (NYSE:AGN) including, Sales Manager, Plastic Surgery from January 2014 through January 2016, Strategic Program Manager from January 2012 through December 2013, Senior Product Manager from January 2010 through December 2011 and Practice Consultant from March 2004 through December 2009. Ms. Kang is a CPA, CMA and has earned a B.S.C. in Chemistry and Biochemistry from University of Western Ontario and an M.B.A. from Queen’s University.
Søren Maor Sinay has served as our Chief Operating Officer since November 2019 and served in the same role at Venus Concept Ltd. from September 2017 until November 2019. Prior to becoming Chief Operating Officer, Mr. Sinay served as Venus Concept Ltd.’s regional company president in Asia Pacific from April 2016 to August 2017 and its regional company vice president in Asia Pacific from February 2015 to March 2016. Prior to joining Venus Concept, Mr. Sinay was the Operations Manger at Technicalbiomed Co., Ltd., a medical device distributor, from January 2013 to January 2015. In addition to his position at Venus Concept, Mr. Sinay is a director at Venus Concept’s subsidiaries in Australia, Hong Kong, Israel, China, United Kingdom, India, South Africa, Japan and South Korea. He is also the Chief Executive Officer of Venus Concept subsidiaries in Singapore and Germany, the sole administrator of the subsidiary in Spain and the Representative Director of the subsidiary in Japan. Mr. Sinay earned an M.B.A. from the Coller School of Management and a Bachelors in Economics and Accounting from Tel Aviv University.
Boris Vaynberg has served as our Chief Technology Officer since November 2019 and served in the same role at Venus Concept Ltd. from April 2013 until November 2019. From 2011 to 2013, Mr. Vaynberg was the owner and Chief Executive Officer of BV Photonics Ltd. From 2007 to 2011, Mr. Vaynberg led the research and development team at Syneron Medical Ltd. as its Vice President of Research and Development. Before that, from 2005 to 2007, Mr. Vaynberg served as Chief Executive Officer of Light Instruments Ltd. and from 2000 to 2005, was research manager at Lumenis Ltd. Mr. Vaynberg earned a MSC in Physics from Chernovtsi University USSR and a Ph.D. in Laser Physics from Bar Ilan University.

Chad Zaring has served as our Chief Commercial Officer since February 10, 2020. Prior to joining Venus Concept, Mr. Zaring served as the Chief Commercial Officer at Titan Medical Inc. from July 2019 to February 2020. From September 2017 to July 2019, he was Vice President of Robotics, Imaging and Navigation at Medtronic. Prior to Medtronic, he was with Mazor Robotics from May 2015 to September 2017 as Vice President, National Accounts and later Vice President, U.S. Sales. Earlier in his career, from October 2004 to April 2015, Mr. Zaring held positions of increasing responsibility at Intuitive Surgical, including Regional Vice President, and was a member of the leadership team that executed early and mid-stage adoption of their robotic surgery system across multiple surgical disciplines. Mr. Zaring began his career at Merrill Lynch in 1999 as a financial sales consultant. He later held sales positions at Merck and Co. and at Ethicon Endo-Surgery, a Johnson & Johnson company. He holds a Bachelor of Arts degree in biology from Juniata College, Huntingdon, PA.

EXECUTIVE COMPENSATION
The following is a discussion and analysis of compensation arrangements of our named executive officers (“NEOs”). This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
Our compensation committee, which is appointed by our board of directors, is responsible for establishing, implementing and monitoring our compensation philosophy and objectives. We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. We have structured the compensation programs for our executives around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.
Our NEOs for fiscal year 2019 are as follows, and their current and former positions with the Company are listed next to their name:
•	Domenic Serafino, Chief Executive Officer;
•	Domenic Della Penna, Chief Financial Officer;
•	William Kelley, Former President, Global Sales;
•	Ryan Rhodes, Former President and Chief Executive Officer;
•	Mark Hair, Former Chief Financial Officer; and
•	Gregory Anderson, Former Vice President, Market Development
Effective on the closing of the Merger on November 7, 2019, Mr. Rhodes and Mr. Anderson separated from the Company and were no longer in the respective roles. Effective on the closing of the Merger on November 7, 2019, Mark Hair remained with the Company but no longer served as our Chief Financial Officer.
Effective on the closing of the Merger on November 7, 2019, Mr. Serafino assumed the role of Chief Executive Officer, Mr. Della Penna assumed the role of Chief Financial Officer, and Mr. Kelley assumed the role of President, Global Sales.
2019 Summary Compensation Table
The following table sets forth total compensation earned by our NEOs during 2019. The Merger was effective on November 7, 2019, but for completeness we have provided compensation information for the full years 2019 and 2018 in the “Summary Compensation Table” to provide a complete understanding of the total compensation that the NEOs have earned, including compensation paid to certain NEOs prior to the Merger by Venus Concept Ltd., which is now a wholly-owned subsidiary of the Company.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Domenic Serafino(3)(4) Chief Executive Officer	2019	500,000	30,000	—	—	—	21,822	551,822
	2018	500,000	—	—	—	—	18,817	518,817
William Kelley Former President, Global Sales	2019	250,000	—	—	—	145,308	14,500	409,808
	2018	250,000	—	—	—	132,088	16,900	398,988
Domenic Della Penna(3)(4) Chief Financial Officer	2019	286,339	50,000	—	—	—	16,552	352,891
	2018	269,916	15,000	—	33,017	—	21,188	339,121
Ryan Rhodes Former President and Chief Executive Officer	2019	325,155	—	—	—	—	251,110(5)	576,265
	2018	334,813	—	—	213,750	—	—	548,563
Mark Hair Former Chief Financial Officer	2019	285,000	142,500	103,666	—	—	—	531,166
	2018	269,654	—	—	933,800	—	—	1,203,454

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Greg Anderson Former Vice President, Market Development	2019	278,385	—	—	—	56,152	93,333(5)	427,870
	2018	280,000	—	—	—	25,000	—	305,000
(1)
Amounts shown represent the grant date fair value of options or stock awards granted as calculated in accordance with ASC Topic 718, Stock-based compensation. See note 14 of the audited consolidated financial statements included in the Form 10-K, for the assumptions used in calculating these amounts.

(2)
See below under heading “Non-equity Incentive Award—Mr. Kelley, Former President, Sales” for Mr. Kelley and under heading “Non-equity Incentive Award – Mr. Anderson, Former Vice President, Market Development” for Mr. Anderson.

(3)
Mr. Serafino became Chief Executive Officer and Mr. Della Penna became Chief Financial Officer, in each case effective on the closing of the Merger on November 7, 2019. Prior to the Merger each held the same role with Venus Concept Ltd., which after the Merger became a wholly-owned subsidiary of the Company.

(4)
The amounts presented for Mr. Serafino’s and Mr. Della Penna’s Salary, Bonus, and All Other Compensation were paid in Canadian dollars and for purposes of this table these amounts have been converted to US dollars based upon the following average annual exchange rates per US dollar, as applicable and as published by www.ofx.com: 2019: 1.3271; and 2018 – 1.2967.

(5)
Messrs. Rhodes and Anderson received severance payments in the amounts of $251,110 and $93,333, respectively, upon and following their separation from service with the Company in connection with the Merger. At the time of the Merger, the vesting of each of Messrs. Rhodes’ and Anderson’s outstanding option awards was accelerated, as discussed in the Outstanding Equity Awards at 2019 Fiscal Year-End Table below. The value of the accelerated options to each of Messrs. Rhodes and Anderson was $162,829.02 and $62,133.46, respectively.

Outstanding Equity Awards at 2019 Fiscal Year End
The following table lists all outstanding equity awards held by our NEOs as of December 31, 2019.
		Option Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Domenic Serafino(1)	03/31/2011	311,003	—	0.45	03/31/2021
	09/01/2013	293,154	—	1.35	09/01/2023
	02/05/2015	343,717	—	3.60	02/05/2025
Domenic Della Penna	08/09/2017(2)	67,276	48,065	7.05	08/09/2027
	08/08/2018(2)	1918	3,849	7.95	08/08/2028
William Kelley	03/06/2017(3)	31,718	2,884	5.25	03/06/2027
	08/09/2017(2)	13,447	9,621	7.05	08/09/2027
Ryan Rhodes(4)	07/25/2016(5)	48,127	—	25.50	08/30/2026
	11/16/2018	3,443	—	26.70	11/16/2026
Mark Hair	01/05/2018(5)	5,748	6,251	76.65	01/05/2028
	11/16/2018(6)	15,972	14,694	26.70	11/16/2028
Greg Anderson(7)	11/15/2017	1,556	—	94.65	11/15/2027
	11/16/2018	4,004	—	26.70	11/16/2028
(1)
These equity awards do not reflect awards which were granted to immediate family members of Mr. Serafino, in their capacities as employees of the Company. The equity holdings of these family members are reflected on the Shares Beneficially Owned table included on page 39 of this Proxy Statement.

(2)
The options subject to this award vest and become exercisable as to 25% of the shares subject to the award on the first anniversary of the vesting commencement date and as to 1/36th of the options subject to the award on each monthly anniversary thereafter, subject to the holder continuing to provide services to us through such vesting date.

(3)
The options subject to this award vest and become exercisable in equal quarterly installment on each quarterly anniversary of the grant date for three years, subject to the holder continuing to provide services to the Company through such vesting date.

(4)	In accordance with Mr. Rhodes’ termination and severance agreement vesting of the options was accelerated such that 100% of the options were fully vested on November 7, 2019.
(5)
The options subject to this award vest and become exercisable as to 25% of the shares subject to the award on the first anniversary of the vesting commencement date and as to 1/48th of the options subject to the award on each monthly anniversary thereafter, subject to the holder continuing to provide services to the Company through such vesting date.

(6)
The options subject to the award are exercisable immediately with respect to 25% of the shares subject to the award and the remainder of the options subject to the award vest in substantially equal monthly installment on each monthly anniversary of the grant date for three years, subject to the holder continuing to provide services to the Company through such vesting date.

(7)	In accordance with Mr. Anderson’s termination and severance agreement vesting of options was accelerated such that 100% of the options were fully vested on November 7, 2019.
Narrative to 2019 Summary Compensation Table and Additional Narrative Disclosure
For all NEOs who were employed by Company after the Merger, each of their respective compensation arrangements that were in place prior to the Merger remained following the Merger. In the case of Messrs. Rhodes and Anderson, their employment with the Company, and any related employment agreements, terminated in connection with the Merger.
2019 Salaries
For fiscal year 2019, Mr. Serafino’s annual base salary was $500,000, Mr. Della Penna’s annual base salary was $286,339, Mr. Kelley’s annual base salary was $250,000, Mr. Rhodes’ annual base salary was $325,155, Mr. Hair’s annual base salary was $285,000 and Mr. Anderson’s annual base salary was 278,385.
Terms and Conditions of 2019 Annual Bonuses and Retention Awards – Messrs. Serafino and Della Penna
With respect to the annual bonus opportunity for Messrs. Serafino and Della Penna, achievement against the predetermined performance objectives, determined by the Company’s board of directors, directly impacts the annual bonus payout and links the compensation of these NEO with the overall performance of Company. These objectives are set forth on the management scorecard established by the Board. For 2019, the management scorecard applicable to Messrs. Serafino and Della Penna included business growth and profitability, expansion of product offering and regulatory and clinical indication approvals. For 2019, Mr. Serafino was eligible for a bonus equal to 75% of his base salary and Mr. Della Penna was eligible for a bonus equal to 50% of his base salary, in all cases if all targets were met. These bonus percentage amounts were informed by the guidance provided to Venus Concept Ltd. by a third-party executive compensation specialist which had previously been engaged to advise on the compensation paid to Venus Concept Ltd.’s executive officers for 2016.
Annually, the Company’s board of directors review and approve each executive’s proposed annual cash bonus payout to ensure alignment with the initial objectives set forth for the year in question. Based on Company’s board of directors’ assessment of the performance of each of the Messrs. Serafino and Della Penna, in relation to the performance objectives, no annual bonuses were awarded for 2019.
In connection with the Merger, Venus Concept Ltd. granted certain cash-based retention awards to Messrs. Serafino and Della Penna. The award terms provided that the executive officer would be entitled to a cash award if Venus Concept Ltd. successfully completed the Merger. Additionally, the executive officer must not have given Venus Concept cause to terminate his employment prior to the payment date of the retention award. Under these awards, Messrs. Serafino and Della Penna were each awarded a retention award equal to $30,000 and $50,000, respectively, which they received on the closing of the Merger.
Terms and Conditions of 2019 Annual Bonuses – Messrs. Rhodes, Hair and Anderson
Each of Messrs. Rhodes’, Hair’s and Anderson’s target bonus opportunity is expressed as a percentage of base salary which can be achieved by meeting corporate goals at target level. Each of these NEOs’ target bonus opportunity was originally set in their employment agreements with the Company. The 2019 annual bonus opportunity for Messrs. Rhodes and Hair was 30% of their respective base salaries and for Mr. Anderson was 50% of his base salary.
For 2019, all of these NEOs were eligible to earn their annual bonuses pursuant to the achievement of certain performance objectives. The performance goals for these annual bonuses are reviewed and approved annually by our board of directors. When determining the 2019 performance bonus program for these NEOs, the board of directors set certain performance goals, using a mixture of several objectives relating to the ongoing progress of the ARTAS System’s commercialization, operational and financial matters. Since Messrs. Rhodes and Anderson separated from service with the Company before year-end, no review against their performance goals for 2019 was necessary. Mr. Hair’s objectives were not met. No bonus funding was approved for any of Messrs. Rhodes, Hair and Anderson for 2019.

In connection with the Merger, the Company granted a cash-based retention award to Mr. Hair. The award terms provided that Mr. Hair was entitled to a cash award if the Company successfully completed the Merger. Additionally, Mr. Hair must not have given the Company cause to terminate his employment prior to the payment date of the retention award. Under this award, Mr. Hair was awarded a retention award equal to $142,500, which he received on the closing of the Merger.
Non-equity Incentive Award— Mr. Kelley, Former President, Sales
Mr. Kelley was eligible to receive a performance commission, which was to be paid quarterly, in an amount equal to 70% of his base salary based on the achievement towards quarterly performance targets of system sales. In 2019, the system sales were $92.3 million, resulting in an 81% bonus payment of this incentive award, equal to $145,308 to Mr. Kelley. If the Company had achieved additional gross revenues in excess of $114 million, Mr. Kelley would have been eligible to receive a bonus in an amount equal to 2% of incremental revenues in excess of 105% of that amount. Mr. Kelley was also eligible to receive a $50,000 annual bonus based on achievement of certain profit and loss performance measures. For 2019, Mr. Kelley did not meet the overachievement on his sales revenues or the profit and loss performance measures.
Non-equity Incentive Award— Mr. Anderson, Former Vice President, Market Development
Mr. Anderson was eligible to receive a performance commission, which was to be paid monthly, in an amount equal to 50% of his base salary based on the number of procedures sold and the revenue associated with the procedures. Mr. Anderson’s plan outlined targets at two tiers with two tiers of potential payout. If Mr. Anderson achieved tier one targets for either procedures or revenue, he would be paid at tier two amounts for the incremental sales in excess of the tier one targets. In 2019, Mr. Anderson was paid $56,152, which relates to achievement of tier one levels only.
Terms and Conditions of 2019 Equity Award Grants
In February 2019, Mr. Hair was granted 500,000 restricted stock units in connection with the Merger. Such restricted stock units were subject to continued service through immediately prior to the Merger and vested in full immediately prior to the effective time of the Merger.
Terms and Conditions of Employee Arrangements with our NEOs
Offer Letter Agreements
We have agreements with each of the NEOs. These agreements set forth the terms and conditions of employment of each NEO, including base salary, initial equity award grants, and standard employee benefit plan participation. Our board of directors or the compensation committee reviews each NEO’s base salary from time to time to ensure compensation adequately reflects the NEO’s qualifications, experience, role and responsibilities.
Venus Concept Ltd. employed Mr. Serafino as Chief Executive Officer, beginning in November 2010. Mr. Serafino’s current employment agreement, effective January 1, 2016, provides an annual base salary of $500,000 and provides for an undefined term. Per his employment agreement, he is eligible to receive a discretionary annual bonus with a target of 75% of his annual base salary, based upon achievement of annual performance targets, and is eligible to receive other customary benefits. Mr. Serafino’s agreement includes a non-competition and non-solicitation clause, which continue for 12 months in the case of termination by us without Cause, as defined in the employment agreement, or resignation, in either case, not during a Change in Control Period (the period beginning three months prior to and ending twelve months following such change in control, as defined in the employment agreement) and for 24 months in the case of termination during a Change in Control Period or a termination for Cause. Pursuant to his agreement, upon termination of employment by us for Cause, Mr. Serafino will not be eligible to receive any payments from us.
Venus Concept Ltd. employed Mr. Della Penna as Chief Financial Officer, beginning in September 2017, with an initial annual base salary of $350,000 Canadian dollars, which was increased to $390,000 Canadian dollars, effective April 1, 2019. Mr. Della Penna’s agreement provides for an undefined term. Per Mr. Della Penna’s agreement, he is eligible to receive a discretionary annual bonus with a target of 50% of his annual base salary, based upon achievement of annual performance targets, and other customary benefits. As part of his agreement, Mr. Della Penna received an initial grant of stock options upon commencement of employment in 2017 as included above in

Outstanding Equity Awards at 2019 Fiscal Year-End Table. Mr. Della Penna’s agreement includes a non-competition and non-solicitation clause, which continue for six months in the case of termination by us without Cause, as defined in the employment agreement, or resignation, in either case, not during a Change in Control Period (the period beginning three months prior to and ending twelve months following a Change in Control, as defined in the employment agreement) and nine months in the case of termination during a Change in Control Period or a termination for Cause. Mr. Della Penna also has a Confidentiality, Non-competition, Non-solicitation and Proprietary Rights Agreement, which includes a non-competition clause that continues for six months following termination and a non-solicitation clause that continues for twelve months following termination. Pursuant to his agreement, upon termination of employment by us for Cause, Mr. Della Penna will not be eligible to receive any payments from us.
Venus Concept Ltd. employed Mr. Kelley as President, Sales, beginning in April 2017, with an initial annual base salary of $225,000, which was increased to $250,000, effective April 1, 2018. Mr. Kelley’s agreement provided for an undefined term and was terminable at will by either party. Per Mr. Kelley’s employment agreement, he was eligible to receive a performance commission, which was to be paid quarterly, in an amount equal to 70% of his base salary based on achievement toward quarterly performance targets of system sales. In the event that the Company was able to achieve 105% of a specified revenue amount for the fiscal year, Mr. Kelley would have been eligible to receive a bonus in an amount equal to 2% of the Company’s incremental revenue in excess of 105% of that amount. In addition, Mr. Kelley was eligible to receive an annual bonus of $50,000 based on meeting certain profit and loss performance measures. Mr. Kelley was also eligible to receive other customary benefits. As part of his agreement, Mr. Kelley received an initial grant of stock options upon commencement of employment in 2017 as described above in Outstanding Equity Awards at 2019 Fiscal Year-End Table. Mr. Kelley’s agreement included a non-competition and non-solicitation clause.
Restoration Robotics entered into an employment agreement with Mr. Rhodes, effective September 21, 2016, providing for his position as President and Chief Executive Officer and an initial annual base salary of $300,000, which was increased to $304,374, effective January 1, 2017 and increased to $334,812, effective September 11, 2017. Mr. Rhodes agreement provided for an undefined term and was terminable at will by either party. Per Mr. Rhodes employment agreement, he was eligible to receive a discretionary annual bonus with a target of 30% of his annual base salary, based upon achievement of annual performance targets. As part of his agreement, Mr. Rhodes, received an initial grant of stock options upon commencement of employment in 2016.
Restoration Robotics entered into an employment agreement with Mr. Hair, effective January 5, 2018, providing for his position as Chief Financial Officer and an initial annual base salary of $285,000. Mr. Hair’s agreement provided for an undefined term and was terminable at will by either party. Per Mr. Hair’s employment agreement, he was eligible to receive a discretionary annual bonus with a target of 30% of his annual base salary, based upon achievement of annual performance targets. As part of his agreement, Mr. Hair received an initial grant of stock options upon commencement of employment in 2018.
Restoration Robotics entered into an employment agreement with Mr. Anderson, effective September 14, 2017, providing for his position as Vice President of Market Development and an initial annual base salary of $280,000. Mr. Anderson’s agreement provided for an undefined term and was terminable at will by either party. Per Mr. Anderson’s employment agreement, he was eligible to receive a discretionary annual bonus with a target of $25,000 for fiscal year 2017, based upon achievement of annual performance targets. Mr. Anderson’s discretionary annual bonus was later changed to a target of 50% of his base salary. As part of his agreement, Mr. Anderson received an initial grant of stock options upon commencement of employment in 2017.
Change in Control and Severance Arrangements
Mr. Serafino. Under Mr. Serafino’s employment agreement, in the event his employment is terminated by the Company for any reason other than “cause” or if Mr. Serafino resigns for “good reason,” as each term is defined in the employment agreement, in either case outside of a Change in Control Period, Mr. Serafino will receive the following: (i) a lump sum payment of twelve months of his then base salary; (ii) a one-time annual performance bonus assuming achievement of applicable performance goals at target, as in effect as of Mr. Serafino’s termination date; and (iii) continued participation in group benefits plans, commencing on the termination date through the earlier of (a) the last day of the twelfth calendar month following the date of termination, and (b) the date Mr. Serafino becomes eligible for similar coverage under another employer’s plan.
Under Mr. Serafino’s employment agreement, in the event his employment is terminated for any reason other than “cause” or if Mr. Serafino resigns for “good reason” during a Change in Control Period, as determined in the employment agreement, Mr. Serafino will receive the following: (i) a lump sum payment of two times twelve months of his then base salary; (ii) one and one-half times his annual performance bonus assuming achievement of the applicable performance goals at target, as in effect as of Mr. Serafino’s termination date; (iii) continued participation in group benefits plans, commencing on the termination date through to the earlier of (a) the last day of the twelfth calendar month following the date of termination and (b) the date Mr. Serafino becomes eligible for similar coverage under another employer’s plan; and (iv) Mr. Serafino’s outstanding equity award, including and without limitation, each stock option and restricted stock award held by Mr. Serafino will automatically vest and if applicable become exercisable and any forfeiture or rights of repurchase thereon shall immediately lapse with respect to all of the then-unvested shares.
Mr. Della Penna. Under Mr. Della Penna’s employment agreement, in the event his employment is terminated by the Company for any reason other than “cause” or if Mr. Della Penna resigns for “good reason,” as each term is defined in the employment agreement, in either case outside of a Change in Control Period, Mr. Della Penna will receive the following: (i) a lump sum payment of twelve months of his then base salary; (ii) a prorated annual performance bonus assuming achievement of applicable performance goals at target, as in effect as of his termination date; and (iii) continued participation in group benefits plans, commencing on the termination date through to the earlier of (a) the last day of the third calendar month following the date of termination; and (b) the date he becomes eligible for similar coverage under another employer’s plan.
Under Mr. Della Penna’s employment agreement, in the event his employment is terminated by the Company for any reason other than “cause” or if Mr. Della Penna resigns for “good reason” during a Change in Control Period, as determined in the employment agreement, Mr. Della Penna will receive the following: (i) a lump sum payment of twelve months of his then base salary; (ii) continued participation in group benefits plans, commencing on the termination date through to the earlier of (a) the last day of the ninth calendar month following the date of termination and (b) the date Mr. Della Penna becomes eligible for similar coverage under another employer’s plan; and (iii) his outstanding equity award, including and without limitation, each stock option and restricted stock award held by him shall automatically vest and if applicable become exercisable and any forfeiture or rights of repurchase thereon shall immediately lapse with respect to all of the then-unvested shares.
Mr. Kelley. Under Mr. Kelley’s employment agreement, in the event his employment was terminated by the Company for any reason other than “cause” or if Mr. Kelley resigned for “good reason,” as each term is defined in the employment agreement, in either case outside of a Change in Control Period (the period beginning three months prior to and ending twelve months following a Change in Control, as defined in the employment agreement), Mr. Kelley would have received the following: (i) a lump sum payment of three months of his then base salary payable on the regular payroll date post termination and a lump sum payment of three months of his then base salary payable six months after the date of his termination; (ii) monthly payments in an amount equal to the premium for group health plan coverage for Mr. Kelley and his dependents, less the amount of his monthly premium contributions for such coverage prior to termination commencing on the termination date through to the earlier of (a) the last day of the twelfth calendar month following the date of termination; and (b) the date he became eligible for similar coverage under another employer’s plan.
Under Mr. Kelley’s employment agreement, in the event Mr. Kelley’s employment was terminated by the Company for any reason other than “cause” or if Mr. Kelley resigned for “good reason” during a Change in Control Period, as determined in the employment agreement, he would have received the following: (i) twelve months of his then base salary plus his annual prorated bonus, based on the level of achievement of performance goals immediately prior to termination, payable in two equal installments, the first of which is payable on the regular payroll date post termination and the second of which is payable six months after the date of his termination; (ii) monthly payments in an amount equal to the premium for group health plan coverage for Mr. Kelley and his dependents, less the amount of his monthly premium contributions for such coverage prior to termination commencing on the termination date through to the earlier of (a) the last day of the eighteenth calendar month following the date of termination and (b) the date he became eligible for similar coverage under another employer’s plan; and (iii) his outstanding equity award, including and without limitation, each stock option and restricted stock award held by him shall have automatically vested and, if applicable, became exercisable and any forfeiture or rights of repurchase thereon shall have immediately lapsed with respect to all of the then-unvested shares.
Mr. Kelley separated from service with the Company on April 15, 2020.

Mr. Rhodes. Under Mr. Rhodes’ former employment agreement, in the event Mr. Rhodes’ employment was terminated by the Company for any reason other than “cause,” as defined in his employment agreement, or he resigned his employment with us for “good reason,” as defined in his employment agreement, and Mr. Rhodes timely executed and did not revoke a general release of claims in favor of the Company, then Mr. Rhodes would receive the following: (i) a lump sum cash payment equal to the sum of (x) six months of Mr. Rhodes’ base salary and (y) one additional month of Mr. Rhodes’ base salary for each full year of service with the Company (such period, the “severance period”); (ii) a prorated annual performance bonus based on actual achievement of applicable performance goals, payable at the same time annual performance bonuses are paid generally; (iii) company-paid COBRA premiums through the earlier of the severance period and when he would have become eligible for comparable replacement coverage; and (iv) any equity awards held by Mr. Rhodes would have become vested and if applicable, exercisable with respect to that number of shares of the Company’s common stock that would have vested if Mr. Rhodes had remained employed during the severance period. In addition, upon the consummation of a “change in control,” as defined in his employment agreement, or the Company’s termination of Mr. Rhodes’ employment without cause or Mr. Rhodes resignation of employment with the Company for good reason within three months prior to a change in control, then any unvested equity awards would become fully vested and, if applicable, exercisable, and all restrictions and rights of repurchase on such awards would lapse with respect to all of the shares of our common stock subject thereto. The termination and severance agreement entered into on closing of Merger with Mr. Rhodes reflected the above terms and conditions upon termination without “cause” and the additional terms and conditions in the case of a change in control.
Mr. Hair. Under Mr. Hair’s former employment agreement, in the event Mr. Hair’s employment was terminated by the Company for any reason other than “cause,” as defined in his employment agreement, or he resigned his employment with the Company for “good reason,” as defined in his employment agreement, and Mr. Hair executed and did not revoke a general release of claims in favor of us, then Mr. Hair would receive the following: (i) a lump sum cash payment of Mr. Hair’s base salary equal to six months plus one additional month for each full year of his service to the Company (such number of months, the “Severance Period”); (ii) a prorated annual performance bonus based on actual achievement of applicable performance goals, payable at the same time annual performance bonuses are paid generally; (iii) company-paid COBRA premiums through the earlier of the Severance Period and when he becomes eligible for comparable replacement coverage; and (iv) any equity awards held by Mr. Hair would have become vested and if applicable, exercisable with respect to that number of shares of the Company’s common stock that would have vested if Mr. Hair had remained employed by the Company during the Severance Period. In addition, upon the Company’s termination of Mr. Hair’s employment with the Company without cause or Mr. Hair’s resignation of employment with the Company for good reason within the period of time beginning three months prior to and ending on the first anniversary of the effective date of a “change in control,” as defined in his employment agreement, then any unvested equity awards would become fully vested and, if applicable, exercisable, and all restrictions and rights of repurchase on such awards would lapse with respect to all of the shares of the Company’s common stock subject thereto.
Mr. Anderson. Under Mr. Anderson’s employment agreement in the event Mr. Anderson’s employment is terminated by the Company for any reason other than “cause,” as defined in his employment agreement, or he resigns his employment for “good reason,” as defined in his employment agreement, and Mr. Anderson executed and did not revoke a general release of claims in favor of the Company, then Mr. Anderson would receive continued payment of his base salary and health benefits for two months if the termination occurred after September 14, 2018 but before September 14, 2019, four months if the termination occurred after September 14, 2019 but before September 14, 2020 and six months if the termination occurred on or after September 14, 2021. In addition, upon the Company’s termination of Mr. Anderson’s employment with the Company without cause or Mr. Anderson’s resignation of employment with the Company for good reason within the period of time beginning on and ending on the first anniversary of the effective date of a “change in control,” as defined in his employment agreement, then any unvested equity awards would become fully vested and, if applicable, exercisable, and all restrictions and rights of repurchase on such awards would lapse with respect to all of the shares of the Company’s common stock subject thereto. The termination and severance agreement entered into on closing of Merger with Mr. Anderson reflected the above terms and conditions upon termination without “cause” and the additional terms and conditions in the case of a change in control.

Equity Compensation Plan Information
The following table provides certain information as of December 31, 2019, with respect to all of our equity compensation plans in effect on that date.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the Column (a)) (c)
Equity Compensation Plans Approved by Stockholders(1)(2)(3)	180,880	$28.51	716,655(4)
Equity Compensation Plans Not Approved by Stockholders	3,097,559(5)	$3.93	44,450
Total	3,278,439	$5.29	761,105
(1)	Consists of the Venus Concept Inc. 2019 Incentive Award Plan (the “2019 Plan”), 2017 Employee Stock Purchase Plan (the “ESPP”), 2015 Equity Incentive Plan and 2005 Equity Incentive Plan, as amended.
(2)
The 2019 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year from 2020 and ending in 2029 equal to the lesser of (A) four percent (4%) of the shares of stock outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our board of directors.

(3)
The ESPP contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance under such plan shall be increased on the first day of each year beginning in 2018 and ending in 2027 equal to the lesser of (A) one percent (1%) of the shares of stock outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our board of directors.

(4)
All of which, subject to limitations for incentive stock options, may be granted as options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance unit awards, other stock or cash based awards or dividend equivalent awards.

(5)
Relates to the Venus Concept Ltd. 2010 Israeli Employee Share Option Plan, which was assumed by the Company at the time of the Merger (the “2010 Plan”). The 2010 Plan provides for the participation of persons employed by Venus Concept Ltd. or its affiliates, including directors or officers, and any consultant, adviser, service provider, controlling shareholder of Venus Concept Ltd. or its affiliates or a non-employee. The 2010 Plan allows for options to be granted, including Section 102 Options under the Israeli Income Tax Ordinance [New Version] 1961.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information as to the beneficial ownership of our common stock as of April 20, 2020 for:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•	each named executive officer;
•	each of our directors; and
•	all executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 20, 2019 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
The percentage of shares beneficially owned is computed on the basis of 38,794,285 shares of our common stock deemed to be outstanding as of April 20, 2020. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G and other beneficial ownership reports, if any, filed with the SEC. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Venus Concept Inc., 235 Yorkland Blvd., Suite 900, Toronto, Ontario M2J 4Y8.
Name of Beneficial Owner	Common Stock	Securities Exercisable within 60 days	Number of shares of Common Stock Beneficially Owned	Percentage
5% or Greater Stockholder (other than directors and executive officers)
EW Healthcare Partners, L.P. and related investment entities(1)	7,029,021	6,149,394	13,178,415	29.32%
Saudi Economic and Development Securities Company and related investment entities(2)	6,526,665	1,535,000	8,061,665	19.99%
HealthQuest Partners II, L.P. and related investment entities(3)	4,006,786	1,867,386	5,874,172	14.45%
Longitude Capital Partners II, LLC and related investment entities(4)	3,692,069	—	3,692,069	9.52%
Named Executive Officers, Executive Officers and Directors:
Domenic Serafino(5)	1,437,400	239	1,437,639	3.71%
Domenic Della Pena(6)	105,946	18,377	124,323	*
Soren Maor Sinay(7)	128,762	35,072	163,834	*
Ryan Rhodes(8)	4,444	—	4,444	*
Scott Barry(1)(9)	7,029,021	6,149,394	13,178,415	29.32%
Louise Lacchin(10)	29,733	360	30,093	*
Tony Natale(11)	924,601	26,666	951,267	2.45%
Fritz LaPorte(12)	31,717	721	32,438	*
Garheng Kong(3)	4,006,786	1,867,386	5,874,172	14.45%
Yoni Iger(13)	14,557	1,489	16,046	*
Melissa Kang(14)	29,414	5,289	34,703	*
Domenic Di Sisto(15)	39,536	4,370	43,906	*
Boris Vaynberg(16)	113,939	3,145	117,084	*
Keith Sullivan(17)	45,193	102	45,295	*
Mark Hair(18)	21,514	—	21,514	*

Name of Beneficial Owner	Common Stock	Securities Exercisable within 60 days	Number of shares of Common Stock Beneficially Owned	Percentage
Anna Georgiadis(19)	10,808	1,200	12,008	*
Greg Anderson(20)	5,560	—	5,560	*
Chad Zaring	—	—	—	*

Directors and officers as a group (15 Individuals)	13,947,413	8,113,810	22,061,223	47.03%
*	Less than 1.0%.
(1)
Represents (i) 6,746,431 shares of Common Stock held by EW Healthcare Partners, L.P., or EWHP, (ii) 271,425 shares of Common Stock held by EW Healthcare Partners-A, L.P., or EWHP-A, and (iii) 11,165 stock options held by EWHP-A which stock options will vest within 60 days after April 14, 2020, each of which have the sole voting and investment power with respect to their respective shares of Common Stock. The table also includes (1) 5,191,147 shares issuable to EW Healthcare Partners, L.P. and (ii) 208,853 shares issuable to EQ Healthcare Partners-A, L.P.’s in each case upon conversion of the Series A Preferred Stock held by such holders. Essex Fund IX GP, the general partner of EWHP and EWHP-A, may also be deemed to have sole voting and investment power with respect to such shares of Common Stock. Essex Fund IX GP disclaims beneficial ownership of such shares of Common Stock except to the extent of its pecuniary interest therein. Essex IX General Partner, the General Partner of Essex Fund IX GP, may also be deemed to have sole voting and investment power with respect to such shares of Common Stock. Essex IX General Partner disclaims beneficial ownership of such shares of Common Stock except to the extent of its pecuniary interest therein. Martin P. Sutter, Scott Barry, Ronald W. Eastman, an individual, Petri Vainio and Steve Wiggins are each a manager and collectively the managers of Essex IX General Partner. Each of the managers may be deemed to exercise shared voting and investment power with respect to such shares. Each manager disclaims beneficial ownership of such shares of Common Stock except to the extent of his pecuniary interest therein. Scott Barry is a member of the Company’s Board of Directors. Also reflects 748,674 shares of Common Stock issuable upon the exercise of warrants which are exercisable beginning on May 7, 2020. Does not include 4,050,000 shares issuable upon exercise of warrants that are not exercisable until September 16, 2020. As of April 20, 2020, 10,445 stock options were fully vested and 720 stock options will vest within 60 days after April 20, 2020. The principal address of EWHP, EWHP-A, Essex IX FUND GP, Essex IX General Partner and each of the Managers is 21 Waterway Avenue, Suite 225, The Woodlands, Texas 77380.

(2)
Represents (i) 1,866,666 shares of Common Stock held by SC Venus Opportunities Limited, (ii) 1,866,666 shares of Common Stock held by SC Venus US Limited, (iii) 1,193,333 shares of Common Stock held by SEDCO Capital Cayman Limited, and (iv) 1,600,000 shares of Common Stock held by SEDCO Capital Global Funds-SC Private Equity Global Fund IV. Saudi Economic and Development Securities Company is the investment manager of SC Venus US Limited, SC Venus Opportunities Limited and SEDCO Capital Global Funds-SC Private Equity Global Fund IV and may be deemed to beneficially own securities held by SC Venus US Limited or SC Venus Opportunities Limited or SEDCO Capital Global Funds-SC Private Equity Global Fund IV. Saudi Economic and Development Securities Company is the parent of SEDCO Capital Cayman Limited and may be deemed to beneficially own securities held by SEDCO Capital Cayman Limited. Also, because of the 19.99% beneficial ownership limit described below, (i) SC Venus Opportunities Limited is deemed to beneficially own 671,563 shares of Common Stock issuable upon the exercise of warrants which are exercisable beginning on May 7, 2020, but does not include 261,770 warrants which are not exercisable within the next 60 days, (ii) SC Venus US Limited is deemed to beneficially own 671,563 shares of Common Stock issuable upon the exercise of warrants which are exercisable on May 7, 2020 but does not include 261,770 warrants which are not exercisable within the next 60 days, and (iii) SEDCO Capital Cayman Limited is deemed to beneficially own 191,874 shares of Common Stock issuable upon the exercise of warrants which are exercisable beginning on May 7, 2020, but does not include 74,792 warrants which are not exercisable within the next 60 days. Does not include 1,695,000 shares of Common Stock issuable upon exercise of warrants that are not exercisable until September 16, 2020. The principal address of SEDCO Capital Cayman Limited is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The principal address of SC Venus US Limited and SC Venus Opportunities Limited is PO Box 709, Willow House, Cricket Square, Grand Cayman E9 KY1-1107. The principal address of SEDCO Capital Global Funds – SC Private Equity Global Fund IV is 5 Rue Jean Monnet, Luxembourg N4 L-2180.

(3)
Represents 4,006,066 shares of Common Stock held by HealthQuest Partners II, L.P. HealthQuest Venture Management II, L.L.C., or HealthQuest Management, the general partner of HealthQuest Partners II, L.P., or HealthQuest. The table also includes 1,200,000 shares issuable to HealthQuest Partners II, L.P.’s upon conversion of the Series A Preferred Stock held by such holder. HealthQuest Management may be deemed to have voting and dispositive power over the shares held by HealthQuest. Garheng Kong is a member of the Company’s Board of Directors. Dr. Kong is the managing member of HealthQuest Management and as such, may be deemed to exercise shared voting and investment power with respect to such shares. Dr. Kong is also the Managing Partner and controlling member of HealthQuest Capital Management Company, LLC, or HQCM, and may be deemed to have sole voting and dispositive power with respect to the options held of record by HQCM. Dr. Kong disclaims beneficial ownership of such shares of Common Stock except to the extent of his pecuniary interest therein. Also includes 666,666 shares of Common Stock issuable upon the exercise of warrants which are exercisable on May 7, 2020. Does not include 900,000 shares issuable upon exercise of warrants that are not exercisable until September 16, 2020. As of April 20, 2020, 10,445 stock options were fully vested and 720 stock options will vest within 60 days after April 20, 2020. The address for HealthQuest is 1301 Shoreway Road, Suite 350, Belmont California 94002.

(4)
Represents (i) 3,666,118 shares of Common Stock held of record by Longitude Venture Partners II, L.P., or LVPII, and (ii) 25,951 stock options held by LVPII. Longitude Capital Partners II, LLC, or LCPII, is the general partner of LVPII and may be deemed to have voting, investment and dispositive power with respect to these securities. Patrick G. Enright and Juliet Tammenoms Bakker are the managing members of Longitude Capital Partners II, LLC and may each be deemed to share voting, investment and dispositive power with respect to these securities. Each managing member disclaims beneficial ownership of such shares of Common Stock except to the extent of his or her pecuniary interest therein. Juliet Tammenoms Bakker was a member of the Company’s Board of Directors until her resignation on February 14, 2020. The principal address of LVP II and LCPII is 2740 Sand Hill Road, Second Floor, Menlo Park, California 94025.

(5)
Represents (i) 447,755 shares, (ii) 947,874 shares that may be acquired pursuant to the exercise of stock options as of April 20, 2020, (iii) 28,834 shares that may be acquired pursuant to the exercise of options as of April 20, 2020 held by Joanne Serafino, his spouse, which Mr.

Serafino may be deemed to exercise shared voting and investment power with respect to such shares, (iv) 11,532 shares that may be acquired pursuant to the exercise of stock options as of April 20, 2020 held by Amanda Lombardi, his daughter, which Mr. Serafino may be deemed to exercise shared voting and investment power with respect to such shares, (v) 1,405 shares that may be acquired pursuant to the exercise of stock options as of April 20, 2020 held by Luciano Lombardi, his son-in-law, and (vi) 239 stock options which will vest within 60 days after April 20, 2020.
(6)
Represents 26,663 shares and 79,283 stock options which were fully vested and 5,046 stock options which will vest within 60 days after April 20, 2020. It also includes 13,331 shares of Common Stock issuable upon the exercise of warrants which are exercisable on May 7, 2020.

(7)
Represents 66,659 shares and 62,103 stock options which were fully vested and 1,743 stock options which will vest within 60 days after April 20, 2020. It also includes 33,329 shares of Common Stock issuable upon the exercise of warrants which are exercisable on May 7, 2020.

(8)	Represents 4,444 shares held.
(9)
As of April 20, 2020, 10,445 stock options were fully vested and 720 stock options will vest within 60 days after April 20, 2020. Also includes 748,674 shares of Common Stock issuable upon the exercise of warrants which are exercisable on May 7, 2020.

(10)	As of April 20, 2020, 29,733 stock options were fully vested and 360 additional stock options will vest within 60 days after April 20, 2020.
(11)
As of April 20, 2020, 25,951 stock options were fully vested. No additional stock options will vest within 60 days after April 20, 2020. Also includes 26,666 shares of Common Stock issuable upon the exercise of warrants which are exercisable on May 7, 2020. The shares held directly by Aperture Venture Partners II, L.P., or II, Aperture Venture Partners II-A, L.P., or II-A, Aperture Venture Partners II-B, L.P., or II-B and Aperture Venture Partners III, L.P., or Aperture III Fund, are indirectly held by their general partners, Aperture Ventures II Management, LLC, or Aperture Management I, and Aperture Ventures III Management, LLC, or Aperture Management III, and, collectively with Aperture Management II, the Aperture Management and each individual managing directors of Aperture Management, the Managers. The Managers of Aperture Management are Anthony Natale, Eric H. Sillman, Paul E. Tierney, Jr. and Thomas P. Cooper. Each Manager disclaims beneficial ownership of such shares of Common Stock except to the extent of his pecuniary interest therein. Dr. Natale is a member of the Company’s Board of Directors and a Manager of Aperture Management. Aperture Management and each of the Managers share voting and dispositive power over the ordinary shares directly held by II, II-A, II-B and Aperture III Fund. Each Manager disclaims beneficial ownership of such shares of Common Stock except to the extent of his pecuniary interest therein. The address for Aperture Venture Partners II, II-A, II-B, Aperture III Fund, the Aperture Management, and each of the Manager is 645 Madison Ave., 20th Floor, NY, NY 10022.

(12)	As of April 20, 2020, 31,717 stock options were fully vested and 721 additional stock options will vest within 60 days after April 20, 2020.
(13)	As of April 20, 2020, 14,557 stock options were fully vested and 1,489 stock options will vest within 60 days after April 20, 2020.
(14)
Represents 9,333 shares and 20,081 stock options which were fully vested and 623 stock options which will vest within 60 days after April 20, 2020. It also includes 4,666 shares of Common Stock issuable upon the exercise of warrants which are exercisable on May 7, 2020.

(15)	As of April 20, 2020, 39,536 stock options were fully vested and 4,370 stock options will vest within 60 days after April 20, 2020.
(16)
Represents 5,333 shares and 108,606 stock options which were fully vested and 479 stock options which will vest within 60 days after April 20, 2020. It also includes 2,666 shares of Common Stock issuable upon the exercise of warrants which are exercisable on May 7, 2020.

(17)	Represents 44,133 shares and 1,060 stock options which were fully vested and 102 stock options which will vest within 60 days after April 20, 2020.
(18)	Represents 21,514 shares held.
(19)	As of April 20, 2020, 10,808 stock options were fully vested and 1,200 stock options will vest within 60 days after April 20, 2020.
(20)	As of April 20, 2020, 5,560 stock options were fully vested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, except as described below, the Company believes that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 2019.
Due to an administrative error, a Form 4 was not timely filed to report Mr. Sullivan’s acquisition of 33,333 shares of the Company’s Common Stock upon the closing of the Merger. These shares were granted to Mr. Sullivan as 500,000 restricted stock units received for his services as the Chief Commercial Officer of the Company, which became fully vested on closing of the Merger. The 500,000 restricted stock units were adjusted to 33,333 shares of common stock, pursuant to the Company’s 1-for-15 reverse stock split. This acquisition was reported on a Form 4 filed for Mr. Sullivan on December 5, 2019.
ADDITIONAL INFORMATION
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
Brokers with account holders who are Venus Concept stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker or (2) direct your written request to: General Counsel and Corporate Secretary, 235 Yorkland Blvd. Suite 900, Toronto, Ontario M2J 4Y8. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker or the Company, as applicable. In addition, we will promptly deliver, upon written or oral request to Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department, a separate copy of the Form 10-K, Proxy Statement, Proxy Card or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.
Incorporation by Reference
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by us under those statutes, the Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than our proxy statement, notice and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.
Other Matters
As of the date of this Proxy Statement, the board of directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties.

If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in the discretion of the proxy holder.
We have filed our Annual Report on Form 10-K for the year ended December 31, 2019 with the SEC. It is available free of charge at the SEC’s website at www.sec.gov and our website at http:// ir.venusconcept.com. Upon written request by a Venus Concept stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Chief Financial Officer and Corporate Secretary, 235 Yorkland Blvd. Suite 900, Toronto, Ontario M2J 4Y8.
By Order of the Board of Directors

Domenic Serafino
Chief Executive Officer
April 28, 2020

VOTE BY INTERNET - www.proxyvote.com
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 15, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/VERO2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 15, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class III directors to the Venus Concept Board of Directors for a term of three (3) years.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Scott Barry 02) Fritz LaPorte 03) Garheng Kong, M.D.

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To approve the issuance of 6,600,000 shares of common stock of Venus Concept upon the conversion of 660,000 outstanding shares of Series A Convertible Preferred Stock	☐	☐	☐
3. To ratify the selection of MNP LLP as Venus Concept's independent registered public accounting firm for the fiscal year ending December 31, 2020	☐	☐	☐

NOTE: At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000466611_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com

VENUS CONCEPT INC.
Annual Meeting of Stockholders
June 16, 2020 10:00 AM, Eastern Daylight Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Domenic Serafino and Domenic Della Penna, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VENUS CONCEPT INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM Eastern Daylight Time on June 16, 2020, via the Internet at www.virtualshareholdermeeting.com/VERO2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000466611_2 R1.0.1.18